                     CHL MORTGAGE PASS-THROUGH TRUST 2005-31

                                FINAL TERM SHEET

                               [COUNTRYWIDE LOGO]



                           $620,690,100 (APPROXIMATE)

                                  CWWMBS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED DECEMBER 22, 2005

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-84

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2006

                               ------------------

The following classes of certificates are being offered pursuant to this free writing prospectus:

                        INITIAL CLASS                                             INITIAL CLASS
                         CERTIFICATE                                               CERTIFICATE
                           BALANCE       PASS-THROUGH RATE                           BALANCE        PASS-THROUGH RATE
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
Class 1-A-1                $ 45,768,000       Variable       Class 4-A-1             $ 135,252,000      Variable
Class 1-A-2                $  2,264,000       Variable       Class 4-A-2             $  39,110,000      Variable
Class 2-A-1                $104,739,000       Variable       Class 4-A-3             $  58,121,000      Variable
Class 2-A-2                $ 20,267,000       Variable       Class 4-A-4             $  11,497,000      Variable
Class 2-A-3                $ 39,858,000       Variable       Class A-R               $         100      Variable
Class 2-A-4                $  8,153,000       Variable       Class M                 $  12,553,000      Variable
Class 3-A-1                $127,993,000       Variable       Class B-1               $   5,648,000      Variable
Class 3-A-2                $  6,330,000       Variable       Class B-2               $   3,137,000      Variable

                                     SUMMARY

OFFERED CERTIFICATES

CHL Mortgage Pass-Through Trust 2005-31 will issue twenty-three classes of certificates, sixteen of which are being offered by this free writing prospectus and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $627,595,465 as of December 1, 2005, and certain other property and assets described in this free writing prospectus. The mortgage loans will consist of 30-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage pool consists of four loan groups. Loan group 1 will consist of mortgage loans that have an aggregate stated principal balance of approximately $50,295,799 as of the cut-off date and have fixed mortgage rates for approximately 36 months after the date of origination of each mortgage loan before the mortgage rates become subject to adjustment based on a specified index. Loan group 2 will consist of mortgage loans that have an aggregate stated principal balance of approximately $181,169,965 as of the cut-off date and have fixed mortgage rates for approximately 60 months after the date of origination of each mortgage loan before the mortgage rates become subject to adjustment based on a specified index. Loan group 3 will consist of mortgage loans that have an aggregate stated principal balance of approximately $140,652,430 as of the cut-off date and have fixed mortgage rates for approximately 84 months after the date of origination of each mortgage loan before the mortgage rates become subject to adjustment based on a specified index. Loan group 4 will consist of mortgage loans that have an aggregate stated principal balance of approximately $255,477,272 as of the cut-off date and have fixed mortgage rates for approximately 120 months after the date of origination of each mortgage loan before the mortgage rates become subject to adjustment based on a specified index.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they receive the respective ratings at least as high as those set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch Ratings ("FITCH") and Moody's Investors Service, Inc. ("MOODY'S"):

                S&P     FITCH    MOODY'S
    CLASS      RATING   RATING   RATING      TYPE
    -----      ------   ------   ------      ----
Class 1-A-1     AAA      AAA        Aaa     Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Super
                                            Senior
Class 1-A-2     AAA      AAA         *      Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Support
Class 2-A-1     AAA      AAA        Aaa     Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Super
                                            Senior
Class 2-A-2     AAA      AAA        Aaa     Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Super
                                            Senior
Class 2-A-3     AAA      AAA        Aaa     Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Super
                                            Senior
Class 2-A-4     AAA      AAA         *      Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Support
Class 3-A-1     AAA      AAA        Aaa     Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Super
                                            Senior
Class 3-A-2     AAA      AAA        Aa1     Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Support
Class 4-A-1     AAA      AAA        Aaa     Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Super
                                            Senior
Class 4-A-2     AAA      AAA        Aaa     Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Super
                                            Senior
Class 4-A-3     AAA      AAA        Aaa     Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Super

                S&P     FITCH    MOODY'S
    CLASS      RATING   RATING   RATING      TYPE
    -----      ------   ------   ------      ----
Class 4-A-4     AAA      AAA        Aa1     Senior
                                            Senior/
                                            Variable
                                            Pass-Through
                                            Rate/Support
Class A-R       AAA      AAA         *      Senior/
                                            Variable
                                            Pass-Through
                                            Rate/
                                            Residual
Class M          AA       AA         *      Subordinate/
                                            Variable
                                            Pass-Through
                                            Rate
Class B-1        A        A          *      Subordinate/
                                            Variable
                                            Pass-Through
                                            Rate
Class B-2       BBB      BBB         *      Subordinate/
                                            Variable
                                            Pass-Through
                                            Rate

*        Moody's was not asked to rate these certificates.

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class P-1, Class P-2, Class P-3, Class P-4, Class B-3, Class B-4 and Class B-5, Certificates (the "private certificates"), which are not being offered pursuant to this free writing prospectus and the prospectus. Each of the Class P-1, Class P-2, Class P-3 and Class P-4 Certificates (collectively, the "Class P Certificates") will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance as of the cut-off date of the mortgage loans in the related loan group that require payment of a prepayment charge. The Class P Certificates will not be entitled to distributions in respect of interest. Each class of Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans in the corresponding loan group. The Class B-3, Class B-4 and Class B-5 Certificates will have initial class certificate balances of approximately $2,824,000, $2,510,000 and $1,571,365, respectively, and will each have a variable pass-through rate calculated as described in this free writing prospectus. Any information contained in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

RELATIONSHIP AMONG THE LOAN GROUPS AND THE CERTIFICATE GROUPS

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group of the same number. For example, the senior certificates with a "1" prefix are sometimes referred to in this free writing prospectus as the group 1 senior certificates, the senior certificates with a "2" prefix are sometimes referred to in this free writing prospectus as the group 2 senior certificates and so forth. The Class A - R Certificates are part of the group 4 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

CUT-OFF DATE

For any mortgage loan the later of December 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this free writing prospectus as the cut-off date).

CLOSING DATE

On or about December 28, 2005.

RECORD DATE

The record date for any distribution date will be the last business day of the month preceding the month of that distribution date.

DEPOSITOR

CWMBS, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SELLERS

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for January 25, 2006.

INTEREST PAYMENTS

Interest will accrue at the rate described in this free writing prospectus on each class of certificates on the basis of a 360-day year divided into twelve 30-day months.

The interest accrual period for each interest-bearing class of certificates for any distribution date will be the calendar month before the distribution date.

PRINCIPAL PAYMENTS

Principal will be paid on each class of certificates entitled to receive principal payments on each distribution date as described in this under "Description of the Certificates -- Principal."

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and related real estate owned by the trust fund declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

PRIORITY OF DISTRIBUTIONS

On each distribution date, amounts available from each loan group will be applied in the following order of priority:

(1) to interest on the classes of senior certificates relating to that loan group;

(2) to principal of the classes of the senior certificates relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Principal" in this free writing prospectus;

(3) to interest on and principal of the classes of the senior certificates not relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Transfer Payments" in this free writing prospectus;

(4) from remaining available funds from all of the loan groups to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, as described under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus; and

(5) from remaining available funds from all of the loan groups, to the Class A-R Certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

SUBORDINATION

The senior certificates will have a payment priority over the subordinated certificates. Within the classes of subordinated certificates offered by this free writing prospectus, the Class M Certificates will have payment priority over the Class B-1 and Class B-2 Certificates and the Class B-1 Certificates will have payment priority over the Class B-2 Certificates. The Class B-3, Class B-4 and Class B-5 Certificates, which are not being offered pursuant to this free writing prospectus, are also subordinated to all of the other certificates, in that order, with the Class B-5 Certificates having the lowest priority of payment.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the aggregate class certificate balance of the subordinated certificates is reduced to zero. If the aggregate class certificate balance of the subordinated certificates has been reduced to zero, any realized losses on the mortgage loans in a loan group will then be allocated to the senior certificates related to that loan group. Any realized losses allocated to the senior certificates will be allocated as described under "Description of Certificates -- Allocation of Losses" in this free writing prospectus.

TAX STATUS

For federal income tax purposes, the trust fund will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the master REMIC. The Class A-R Certificate will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

                                  LOAN GROUP 1

                            CURRENT MORTGAGE RATES(1)

                                                                                  WEIGHTED              WEIGHTED
                                                         % OF                      AVERAGE   WEIGHTED   AVERAGE
                            NUMBER                      MORTGAGE     AVERAGE      REMAINING  AVERAGE   ORIGINAL
                              OF         AGGREGATE      LOANS IN    PRINCIPAL      TERM TO     FICO     LOAN-TO-
                           MORTGAGE  PRINCIPAL BALANCE    LOAN       BALANCE      MATURITY    CREDIT     VALUE
CURRENT MORTGAGE RATE (%)   LOANS      OUTSTANDING      GROUP 1   OUTSTANDING($)  (MONTHS)    SCORE    RATIO(%)
-------------------------  --------  -----------------  --------  --------------  ---------  --------  ---------
4.000                         1      $     612,000.00     1.22%      612,000.00       358       732       80.00
5.000                         3          1,645,200.00     3.27       548,400.00       359       717       73.03
5.125                         5          2,800,882.00     5.57       560,176.40       359       741       73.84
5.250                         4          3,206,671.10     6.38       801,667.78       357       762       73.63
5.375                         6          3,047,320.79     6.06       507,886.80       359       763       72.87
5.475                         1            479,998.95     0.95       479,998.95       351       676       80.00
5.500                         9          6,295,777.16    12.52       699,530.80       358       734       73.31
5.625                         8          5,251,501.36    10.44       656,437.67       359       739       74.25
5.750                         9          5,941,401.07    11.81       660,155.67       359       745       74.20
5.875                        12          7,861,311.12    15.63       655,109.26       359       744       71.99
6.000                         3          1,658,400.00     3.30       552,800.00       359       705       79.53
6.250                         5          2,301,812.00     4.58       460,362.40       360       762       80.00
6.375                         4          2,844,700.00     5.66       711,175.00       359       728       70.62
6.500                         2          1,159,900.00     2.31       579,950.00       360       739       79.99
6.625                         3          1,524,000.00     3.03       508,000.00       359       727       74.52
6.750                         3          1,889,373.00     3.76       629,791.00       360       724       76.24
6.875                         3          1,288,800.00     2.56       429,600.00       359       753       80.00
7.500                         1            486,750.00     0.97       486,750.00       360       764       75.00
                            ---      ----------------   ------
   Total                     82      $  50,295,798.55   100.00%
                            ===      ================   ======

-----------
(1) As of the cut-off date, the weighted average current mortgage rate of the group 1 mortgage loans was approximately 5.781% per annum.

                 CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                               WEIGHTED               WEIGHTED
                                                          % OF                        WEIGHTED   AVERAGE   WEIGHTED    AVERAGE
                              NUMBER     AGGREGATE      MORTGAGE      AVERAGE         AVERAGE   REMAINING   AVERAGE    ORIGINAL
RANGE OF CURRENT                OF       PRINCIPAL      LOANS IN     PRINCIPAL        CURRENT    TERM TO    FICO       LOAN-TO-
MORTGAGE LOAN                MORTGAGE     BALANCE         LOAN        BALANCE         MORTGAGE  MATURITY    CREDIT      VALUE
PRINCIPAL BALANCES ($)        LOANS     OUTSTANDING     GROUP 1    OUTSTANDING($)      RATE(%)  (MONTHS)    SCORE      RATIO(%)
---------------------        --------   -----------     --------   --------------     --------  ---------  --------    ---------
350,000.01 - 400,000.00            1      $395,586.55      0.79%      395,586.55        5.750      359      724         80.00
400,000.01 - 450,000.00           15     6,377,560.00     12.68       425,170.67        5.897      359      753         74.15
450,000.01 - 500,000.00           20     9,592,937.22     19.07       479,646.86        5.801      359      740         76.69
500,000.01 - 550,000.00            8     4,200,397.79      8.35       525,049.72        6.023      359      740         75.16
550,000.01 - 600,000.00            5     2,859,800.00      5.69       571,960.00        5.946      359      739         80.00
600,000.01 - 650,000.00           11     6,941,911.90     13.80       631,082.90        5.723      359      734         73.46
650,000.01 - 700,000.00            3     2,039,000.00      4.05       679,666.67        5.707      359      750         69.58
700,000.01 - 750,000.00            2     1,437,233.10      2.86       718,616.55        5.188      358      796         70.18
750,000.01 - 1,000,000.00         13    11,315,424.62     22.50       870,417.28        5.759      359      731         72.04
1,000,000.01 - 1,500,000.00        4     5,135,947.37     10.21     1,283,986.84        5.636      358      738         74.99
                              ------   --------------    ------
   Total                          82   $50,295,798.55    100.00%
                              ======   ==============    ======

-----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the group 1 mortgage loans was approximately $613,363.

                              FICO CREDIT SCORES(1)

                                                                                             WEIGHTED               WEIGHTED
                                                      % OF                       WEIGHTED    AVERAGE      WEIGHTED  AVERAGE
                          NUMBER       AGGREGATE    MORTGAGE        AVERAGE      AVERAGE    REMAINING     AVERAGE   ORIGINAL
                            OF        PRINCIPAL     LOANS IN       PRINCIPAL     CURRENT     TERM TO       FICO      LOAN-TO-
RANGE OF FICO CREDIT     MORTGAGE      BALANCE       LOAN            BALANCE     MORTGAGE    MATURITY     CREDIT     VALUE
SCORES                     LOANS     OUTSTANDING    GROUP 1      OUTSTANDING($)   RATE(%)    (MONTHS)      SCORE    RATIO(%)
--------------------     --------  --------------   --------     --------------  --------   ---------     --------  --------
661-680                       4    $ 2,311,998.95     4.60%       577,999.74        5.954        357        672      78.15
681-700                       8      4,955,347.90     9.85        619,418.49        5.585        359        692      72.89
701-720                      11      6,269,273.36    12.46        569,933.94        5.912        359        711      77.01
721-740                      15     10,158,586.55    20.20        677,239.10        5.772        359        731      73.42
741-760                      18     12,360,067.94    24.57        686,670.44        5.722        359        750      72.68
761-780                      16      9,070,140.75    18.03        566,883.80        5.914        359        771      76.01
781-800                       8      3,946,400.00     7.85        493,300.00        5.802        359        790      76.63
801-820                       2      1,223,983.10     2.43        611,991.55        5.199        358        807      62.87
                            ---    --------------   ------
    Total                    82    $50,295,798.55   100.00%
                            ===    ==============   ======

-----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the group 1 mortgage loans was approximately 740.

                             DOCUMENTATION PROGRAMS

                                                                                                WEIGHTED              WEIGHTED
                                                     % OF                         WEIGHTED      AVERAGE    WEIGHTED    AVERAGE
                          NUMBER     AGGREGATE     MORTGAGE          AVERAGE       AVERAGE     REMAINING   AVERAGE    ORIGINAL
                            OF       PRINCIPAL     LOANS IN         PRINCIPAL      CURRENT      TERM TO     FICO      LOAN-TO-
                         MORTGAGE     BALANCE         LOAN           BALANCE      MORTGAGE      MATURITY   CREDIT       VALUE
DOCUMENTATION PROGRAMS     LOANS    OUTSTANDING     GROUP 1       OUTSTANDING($)   RATE(%)      (MONTHS)    SCORE      RATIO(%)
----------------------   --------  --------------  --------       --------------  --------     ----------  --------   ---------
Full/Alternative             37    $25,857,360.25    51.41%        698,847.57        5.732        358        729        72.44
Preferred                    43     23,514,851.75    46.75         546,857.02        5.819        359        755        76.15
Reduced                       2        923,586.55     1.84         461,793.28        6.179        359        713        80.00
                            ---    --------------  -------
   Total                     82    $50,295,798.55   100.00%
                            ===    ==============  =======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                       WEIGHTED             WEIGHTED
                                                     % OF                    WEIGHTED   AVERAGE   WEIGHTED  AVERAGE
                          NUMBER      AGGREGATE    MORTGAGE     AVERAGE      AVERAGE   REMAINING  AVERAGE   ORIGINAL
RANGE OF                    OF        PRINCIPAL    LOANS IN    PRINCIPAL     CURRENT    TERM TO     FICO    LOAN-TO-
ORIGINAL LOAN-TO-VALUE   MORTGAGE      BALANCE       LOAN       BALANCE      MORTGAGE  MATURITY    CREDIT    VALUE
RATIOS (%)                 LOANS     OUTSTANDING    GROUP 1  OUTSTANDING($)   RATE(%)  (MONTHS)     SCORE   RATIO(%)
----------------------   --------  --------------  --------  --------------  --------  ---------  --------  --------
50.00 or Less                 2    $ 1,112,000.00     2.21%    556,000.00      5.875     359         754      47.27
50.01 to 55.00                1        852,500.00     1.69     852,500.00      5.750     359         734      55.00
60.01 to 65.00                7      4,061,936.88     8.08     580,276.70      5.533     359         753      61.98
65.01 to 70.00               12      7,824,397.26    15.56     652,033.11      5.757     359         745      68.39
70.01 to 75.00               12      9,840,418.16    19.57     820,034.85      5.727     359         733      74.08
75.01 to 80.00               47     26,179,896.25    52.05     557,019.07      5.847     359         740      79.52
90.01 to 95.00                1        424,650.00     0.84     424,650.00      5.625     360         703      95.00
                            ---    --------------  -------
   Total                     82    $50,295,798.55   100.00%
                            ===    ==============  =======

-----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 74.31%.

(2) Does not take into account any secondary financing on the group 1 mortgage loans that may exist at the time of origination.

              GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                WEIGHTED            WEIGHTED
                                             % OF                    WEIGHTED  AVERAGE    WEIGHTED  AVERAGE
                  NUMBER     AGGREGATE     MORTGAGE     AVERAGE       AVERAGE  REMAINING  AVERAGE   ORIGINAL
                   OF        PRINCIPAL       LOANS     PRINCIPAL      CURRENT  TERM TO      FICO    LOAN-TO-
                 MORTGAGE     BALANCE       IN LOAN     BALANCE      MORTGAGE  MATURITY    CREDIT    VALUE
GEOGRAPHIC AREA   LOANS     OUTSTANDING     GROUP 1  OUTSTANDING($)   RATE(%)  (MONTHS)     SCORE   RATIO(%)
---------------  --------  --------------  --------  --------------  --------  ---------  --------  --------
Alabama             1      $   430,360.00     0.86%    430,360.00      5.500      358        757     80.00
Arizona             2        1,101,500.00     2.19     550,750.00      6.096      358        705     77.65
California         32       19,085,756.65    37.95     596,429.90      5.626      358        747     75.20
Colorado            2        1,037,296.00     2.06     518,648.00      6.391      359        755     58.56
Florida             5        2,572,662.00     5.12     514,532.40      6.332      360        765     81.53
Georgia             1          808,000.00     1.61     808,000.00      5.875      359        754     73.45
Hawaii              2        1,426,000.00     2.84     713,000.00      6.408      360        699     79.45
Illinois            1          639,900.00     1.27     639,900.00      6.375      360        687     67.86
Maryland            5        3,066,215.90     6.10     613,243.18      5.675      359        709     74.36
Massachusetts       3        1,444,514.52     2.87     481,504.84      6.105      359        760     70.40
Michigan            1          980,000.00     1.95     980,000.00      5.625      360        780     70.00
Minnesota           1          452,400.00     0.90     452,400.00      6.000      359        711     80.00
Missouri            5        3,323,363.75     6.61     664,672.75      6.020      360        739     73.78
Nevada              2        1,866,500.00     3.71     933,250.00      5.209      357        737     73.33
New Jersey          4        1,927,877.00     3.83     481,969.25      6.422      360        750     78.94
New York            2        1,412,800.00     2.81     706,400.00      5.730      358        716     76.80
North Carolina      1          819,123.36     1.63     819,123.36      5.625      359        720     60.74
Pennsylvania        2          895,132.00     1.78     447,566.00      5.829      359        697     78.16
Tennessee           1          687,000.00     1.37     687,000.00      5.875      359        746     49.07
Texas               2        1,034,000.00     2.06     517,000.00      5.472      359        774     75.21
Virginia            4        2,475,950.00     4.92     618,987.50      5.212      359        733     77.33
Washington          1          460,000.00     0.91     460,000.00      5.750      359        770     80.00
Wisconsin           1        1,496,947.37     2.98   1,496,947.37      5.875      359        745     75.00
Wyoming             1          852,500.00     1.69     852,500.00      5.750      359        734     55.00
                  ---      --------------  -------
   Total           82      $50,295,798.55   100.00%
                  ===      ==============  =======


-----------
(1) No more than approximately 2.976% of the group 1 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                                  WEIGHTED
                                                                              % OF                                AVERAGE
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE            CURRENT
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE       MORTGAGE
LOAN PURPOSE                             LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)        RATE(%)
---------------------------------     ------------  -------------------   ------------  -------------------       --------
Refinance (cash-out).............     24            $     17,829,822.15   35.45%        742,909.26                 5.744
Purchase.........................     48                  26,002,297.30   51.70         541,714.53                 5.815
Refinance (rate/term)............     10                   6,463,679.10   12.85         646,367.91                 5.748
                                      ------------  -------------------   ------------
     Total.......................     82            $     50,295,798.55   100.00%
                                      ============  ===================   ============

                                       WEIGHTED                    WEIGHTED
                                       AVERAGE                      AVERAGE
                                      REMAINING      WEIGHTED      ORIGINAL
                                       TERM TO       AVERAGE       LOAN-TO-
                                       MATURITY    FICO CREDIT       VALUE
LOAN PURPOSE                           (MONTHS)       SCORE        RATIO(%)
---------------------------------     ---------    -----------     --------
Refinance (cash-out).............        358           729          70.69
Purchase.........................        359           749          78.53
Refinance (rate/term)............        359           737          67.35

     Total.......................

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                                  WEIGHTED
                                                                              % OF                                AVERAGE
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE            CURRENT
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE       MORTGAGE
PROPERTY TYPE                            LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)        RATE(%)
---------------------------------     ------------  -------------------   ------------  -------------------       --------
Low-rise Condominium.............     4             $      1,774,901.07   3.53%        443,725.27                6.053
Planned Unit Development.........     30                  18,838,233.32   37.45         627,941.11                5.668
Single Family Residence..........     48                  29,682,664.16   59.02         618,388.84                5.836
                                      ------------  -------------------   ------------
     Total.......................     82            $     50,295,798.55   100.00%
                                      ============  ===================   ============

                                        WEIGHTED                    WEIGHTED
                                        AVERAGE                      AVERAGE
                                       REMAINING      WEIGHTED      ORIGINAL
                                        TERM TO       AVERAGE       LOAN-TO-
                                        MATURITY    FICO CREDIT       VALUE
PROPERTY TYPE                           (MONTHS)       SCORE        RATIO(%)
---------------------------------      ---------    -----------     --------
Low-rise Condominium.............         359           749          74.82
Planned Unit Development.........         358           738          73.70
Single Family Residence..........         359           742          74.67

     Total.......................

                               OCCUPANCY TYPES(1)

                                                                                                                  WEIGHTED
                                                                              % OF                                AVERAGE
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE            CURRENT
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE       MORTGAGE
OCCUPANCY TYPE                           LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)        RATE(%)
---------------------------------     ------------  -------------------   ------------  -------------------       --------
Primary Residence................     71            $     44,307,494.45   88.09%        624,049.22                 5.753
Secondary Residence..............     11                   5,988,304.10   11.91         544,391.28                 5.986
                                      ------------  -------------------   ------------
     Total.......................     82            $     50,295,798.55   100.00%
                                      ============  ===================   ============

                                         WEIGHTED                    WEIGHTED
                                         AVERAGE                      AVERAGE
                                        REMAINING      WEIGHTED      ORIGINAL
                                         TERM TO       AVERAGE       LOAN-TO-
                                         MATURITY    FICO CREDIT       VALUE
OCCUPANCY TYPE                           (MONTHS)       SCORE        RATIO(%)
---------------------------------       ---------    -----------     --------
Primary Residence................          359           738          74.68
Secondary Residence..............          359           758          71.57

     Total.......................

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                  % OF
                                       NUMBER OF           AGGREGATE            MORTGAGE            AVERAGE
REMAINING TERM                          MORTGAGE       PRINCIPAL BALANCE        LOANS IN       PRINCIPAL BALANCE
TO MATURITY (MONTHS)                     LOANS            OUTSTANDING         LOAN GROUP 1      OUTSTANDING($)
---------------------------------     ------------  ---------------------     ------------  ---------------------
360..............................     21            $       12,626,421.00      25.10%        601,258.14
359..............................     43                    25,070,517.45      49.85         583,035.29
358..............................     11                     6,408,376.79      12.74         582,579.71
357..............................     5                      4,456,484.36      8.86          891,296.87
356..............................     1                      1,254,000.00      2.49          1,254,000.00
351..............................     1                        479,998.95      0.95          479,998.95
                                      ------------  ---------------------     ------------
     Total.......................     82            $       50,295,798.55      100.00%
                                      ============  =====================     ============

                                                                           WEIGHTED
                                       WEIGHTED                            AVERAGE
                                        AVERAGE                            ORIGINAL
                                        CURRENT          WEIGHTED          LOAN-TO-
REMAINING TERM                         MORTGAGE        AVERAGE FICO         VALUE
TO MATURITY (MONTHS)                    RATE(%)        CREDIT SCORE        RATIO(%)
---------------------------------      --------        ------------        --------
360..............................        6.164             741              76.59
359..............................        5.698             743              73.21
358..............................        5.578             733              75.39
357..............................        5.636             746              71.74
356..............................        5.250             729              74.96
351..............................        5.475             676              80.00

     Total.......................

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 1 mortgage loans was approximately 359 months.

                                  LOAN PROGRAMS


                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
LOAN PROGRAM                             LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)
---------------------------------     ------------  -------------------   ------------  -------------------
One-Year LIBOR...................     81            $     49,900,212.00   99.21%        616,052.00
Six-Month LIBOR..................     1                      395,586.55   0.79          395,586.55
                                      ------------  -------------------   ------------
     Total.......................     82            $     50,295,798.55   100.00%
                                      ============  ===================   ============

                                                      WEIGHTED                    WEIGHTED
                                        WEIGHTED      AVERAGE                      AVERAGE
                                        AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                        CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                        MORTGAGE      MATURITY    FICO CREDIT       VALUE
LOAN PROGRAM                            RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------       --------      --------    -----------     --------
One-Year LIBOR...................        5.781          359           741          74.27
Six-Month LIBOR..................        5.750          359           724          80.00

     Total.......................

                                GROSS MARGINS(1)

                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
GROSS MARGIN (%)                         LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)
---------------------------------     ------------  -------------------   ------------  --------------------
2.250............................     80            $     49,420,213.05    98.26%        617,752.66
2.350............................     1                      479,998.95    0.95          479,998.95
2.750............................     1                      395,586.55    0.79          395,586.55
                                      ------------  -------------------   ------------
     Total.......................     82            $     50,295,798.55   100.00%
                                      ============  ===================   ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
GROSS MARGIN (%)                       RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------      --------     ---------    -----------     --------
2.250............................       5.784          359           741          74.21
2.350............................       5.475          351           676          80.00
2.750............................       5.750          359           724          80.00

     Total.......................

----------
(1) As of the cut-off date, the weighted average gross margin of the group 1 mortgage loans was approximately 2.255%.

                            INITIAL ADJUSTMENT DATES

                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
INITIAL ADJUSTMENT DATE                  LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)
---------------------------------     ------------  --------------------  ------------  --------------------
March 1, 2008....................     1             $        479,998.95   0.95%         479,998.95
August 1, 2008...................     1                    1,254,000.00   2.49          1,254,000.00
September 1, 2008................     5                    4,456,484.36   8.86          891,296.87
October 1, 2008..................     11                   6,408,376.79   12.74         582,579.71
November 1, 2008.................     43                  25,070,517.45   49.85         583,035.29
December 1, 2008.................     21                  12,626,421.00   25.10         601,258.14
                                      ------------  --------------------  ------------
     Total.......................     82            $     50,295,798.55   100.00%
                                      ============  ====================  ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
INITIAL ADJUSTMENT DATE                RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------      --------     ---------    -----------     --------
March 1, 2008....................       5.475          351           676          80.00
August 1, 2008...................       5.250          356           729          74.96
September 1, 2008................       5.636          357           746          71.74
October 1, 2008..................       5.578          358           733          75.39
November 1, 2008.................       5.698          359           743          73.21
December 1, 2008.................       6.164          360           741          76.59

     Total.......................

                        MONTHS TO INITIAL ADJUSTMENT DATE



                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
RANGE OF NUMBER OF MONTHS               MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
TO INITIAL ADJUSTMENT DATE               LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)
---------------------------------     ------------  --------------------  ------------  --------------------
27 - 36..........................     82            $      50,295,798.55  100.00%       613,363.40
                                      ------------  --------------------  ------------
     Total.......................     82            $      50,295,798.55  100.00%
                                      ============  ====================  ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
RANGE OF NUMBER OF MONTHS              MORTGAGE      MATURITY    FICO CREDIT       VALUE
TO INITIAL ADJUSTMENT DATE             RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------      --------     ---------    -----------     --------
27 - 36..........................       5.781          359           740          74.31

     Total.......................

                            MAXIMUM MORTGAGE RATES(1)



                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
MAXIMUM MORTGAGE RATE (%)                LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)
---------------------------------     -----------   ------------------    ------------  --------------------
10.000...........................     1             $       612,000.00    1.22%         612,000.00
11.000...........................     3                   1,645,200.00    3.27          548,400.00
11.125...........................     5                   2,800,882.00    5.57          560,176.40
11.250...........................     4                   3,206,671.10    6.38          801,667.78
11.375...........................     7                   3,603,120.79    7.16          514,731.54
11.475...........................     1                     479,998.95    0.95          479,998.95
11.500...........................     9                   6,295,777.16    12.52         699,530.80
11.625...........................     8                   5,251,501.36    10.44         656,437.67
11.750...........................     9                   5,941,401.07    11.81         660,155.67
11.875...........................     12                  7,861,311.12    15.63         655,109.26
12.000...........................     3                   1,658,400.00    3.30          552,800.00
12.250...........................     5                   2,301,812.00    4.58          460,362.40
12.375...........................     3                   2,288,900.00    4.55          762,966.67
12.500...........................     2                   1,159,900.00    2.31          579,950.00
12.625...........................     3                   1,524,000.00    3.03          508,000.00
12.750...........................     3                   1,889,373.00    3.76          629,791.00
12.875...........................     3                   1,288,800.00    2.56          429,600.00
13.500...........................     1                     486,750.00    0.97          486,750.00
                                      ------------  ------------------    ------------
     Total.......................     82            $    50,295,798.55    100.00%
                                      ============  ==================    ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                      AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE      MATURITY    FICO CREDIT       VALUE
MAXIMUM MORTGAGE RATE (%)             RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------
10.000...........................      4.000          358           732          80.00
11.000...........................      5.000          359           717          73.03
11.125...........................      5.125          359           741          73.84
11.250...........................      5.250          357           762          73.63
11.375...........................      5.529          359           764          73.97
11.475...........................      5.475          351           676          80.00
11.500...........................      5.500          358           734          73.31
11.625...........................      5.625          359           739          74.25
11.750...........................      5.750          359           745          74.20
11.875...........................      5.875          359           744          71.99
12.000...........................      6.000          359           705          79.53
12.250...........................      6.250          360           762          80.00
12.375...........................      6.375          359           717          68.34
12.500...........................      6.500          360           739          79.99
12.625...........................      6.625          359           727          74.52
12.750...........................      6.750          360           724          76.24
12.875...........................      6.875          359           753          80.00
13.500...........................      7.500          360           764          75.00

     Total.......................

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 1 mortgage loans was approximately 11.770% per annum.

                            INITIAL PERIODIC RATE CAP

                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
INITIAL PERIODIC RATE CAP (%)            LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)
---------------------------------     ------------  --------------------  ------------  --------------------
2.000............................     80            $    49,184,598.55    97.79%        614,807.48
6.000............................     2                   1,111,200.00    2.21          555,600.00
                                      ------------  --------------------  ------------
     Total.......................     82            $    50,295,798.55    100.00%
                                      ============  ====================  ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
INITIAL PERIODIC RATE CAP (%)          RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------      --------     ---------    -----------     --------
2.000............................       5.782          359           741          74.18
6.000............................       5.713          359           726          80.00

     Total.......................

                          SUBSEQUENT PERIODIC RATE CAP

                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
SUBSEQUENT PERIODIC                     MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
  RATE CAP (%)                           LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)
---------------------------------     ------------  --------------------  ------------  --------------------
1.000............................     1             $       395,586.55    0.79%         395,586.55
2.000............................     81                 49,900,212.00    99.21         616,052.00
                                      ------------  --------------------  ------------
     Total.......................     82            $    50,295,798.55    100.00%
                                      ============  ====================  ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                      AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
SUBSEQUENT PERIODIC                   MORTGAGE      MATURITY    FICO CREDIT       VALUE
  RATE CAP (%)                        RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     -------
1.000............................      5.750          359           724          80.00
2.000............................      5.781          359           741          74.27

     Total.......................

                            MINIMUM MORTGAGE RATES(1)

                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
MINIMUM MORTGAGE RATE (%)                LOANS          OUTSTANDING       LOAN GROUP 1      OUTSTANDING($)
---------------------------------     ------------  -------------------   ------------  --------------------
2.250............................     80            $     49,420,213.05   98.26%        617,752.66
2.350............................     1                      479,998.95   0.95          479,998.95
2.750............................     1                      395,586.55   0.79          395,586.55
                                      ------------  -------------------   ------------
     Total.......................     82            $     50,295,798.55   100.00%
                                      ============  ===================   ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
MINIMUM MORTGAGE RATE (%)              RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------      --------     ---------    -----------     --------
2.250............................       5.784          359           741          74.21
2.350............................       5.475          351           676          80.00
2.750............................       5.750          359           724          80.00

     Total.......................

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 1 mortgage loans was approximately 2.255% per annum.

                                  LOAN GROUP 2

                            CURRENT MORTGAGE RATES(1)

                                         NUMBER OF           AGGREGATE        % OF MORTGAGE       AVERAGE
                                          MORTGAGE       PRINCIPAL BALANCE      LOANS IN     PRINCIPAL BALANCE
CURRENT MORTGAGE RATE (%)                  LOANS            OUTSTANDING       LOAN GROUP 2     OUTSTANDING($)
---------------------------------      ------------    --------------------   -------------  -----------------
3.875............................      1               $         726,000.00   0.40%          726,000.00
4.375............................      1                          60,000.00   0.03           60,000.00
4.500............................      3                       1,555,377.46   0.86           518,459.15
4.625............................      1                         420,000.00   0.23           420,000.00
4.875............................      2                       1,171,534.00   0.65           585,767.00
5.000............................      8                       4,485,193.08   2.48           560,649.14
5.125............................      10                      5,912,968.31   3.26           591,296.83
5.250............................      17                      7,965,916.55   4.40           468,583.33
5.375............................      24                     14,577,125.53   8.05           607,380.23
5.500............................      27                     16,539,647.16   9.13           612,579.52
5.625............................      34                     19,243,973.85   10.62          565,999.23
5.750............................      32                     17,470,753.49   9.64           545,961.05
5.875............................      54                     30,115,898.97   16.62          557,701.83
6.000............................      24                     12,051,924.72   6.65           502,163.53
6.010............................      1                         484,400.00   0.27           484,400.00
6.110............................      1                         531,000.00   0.29           531,000.00
6.125............................      24                     14,005,047.09   7.73           583,543.63
6.250............................      14                      7,420,096.81   4.10           530,006.92
6.375............................      10                      4,959,816.16   2.74           495,981.62
6.500............................      12                      7,001,210.00   3.86           583,434.17
6.625............................      3                       1,490,500.00   0.82           496,833.33
6.750............................      8                       4,209,000.00   2.32           526,125.00
6.875............................      5                       3,936,375.62   2.17           787,275.12
7.000............................      3                       1,203,005.96   0.66           401,001.99

                                                                                WEIGHTED
                                                                                AVERAGE
                                       WEIGHTED AVERAGE                         ORIGINAL
                                        REMAINING TERM                          LOAN-TO-
                                          TO MATURITY     WEIGHTED AVERAGE       VALUE
CURRENT MORTGAGE RATE (%)                  (MONTHS)       FICO CREDIT SCORE     RATIO(%)
---------------------------------      ----------------   -----------------     --------
3.875............................             360                701             80.00
4.375............................             356                656             80.00
4.500............................             359                732             79.68
4.625............................             360                813             80.00
4.875............................             360                756             70.59
5.000............................             360                749             75.75
5.125............................             360                743             75.13
5.250............................             360                732             71.89
5.375............................             359                735             71.31
5.500............................             360                752             76.55
5.625............................             359                725             73.25
5.750............................             359                732             73.92
5.875............................             360                723             76.04
6.000............................             360                745             76.61
6.010............................             360                692             88.88
6.110............................             360                687             90.00
6.125............................             360                729             73.86
6.250............................             360                718             72.77
6.375............................             360                733             77.75
6.500............................             359                719             78.64
6.625............................             360                746             69.81
6.750............................             360                722             70.35
6.875............................             360                723             77.75
7.000............................             359                747             80.00

                                         NUMBER OF           AGGREGATE        % OF MORTGAGE       AVERAGE
                                          MORTGAGE       PRINCIPAL BALANCE      LOANS IN     PRINCIPAL BALANCE
CURRENT MORTGAGE RATE (%)                  LOANS            OUTSTANDING       LOAN GROUP 2     OUTSTANDING($)
---------------------------------      ------------    --------------------   -------------  -----------------
7.250............................      2                       1,636,000.00   0.90           818,000.00
7.375............................      1                         447,000.00   0.25           447,000.00
7.500............................      3                       1,550,200.00   0.86           516,733.33
                                       --------------  --------------------   -------------
     Total.......................      325             $     181,169,964.76   100.00%
                                       ==============  ====================   =============

                                                                                WEIGHTED
                                                                                AVERAGE
                                       WEIGHTED AVERAGE                         ORIGINAL
                                        REMAINING TERM                          LOAN-TO-
                                          TO MATURITY     WEIGHTED AVERAGE       VALUE
CURRENT MORTGAGE RATE (%)                  (MONTHS)       FICO CREDIT SCORE     RATIO(%)
---------------------------------      ----------------   -----------------     --------
7.250............................             360                747             80.00
7.375............................             360                677             79.82
7.500............................             360                754             73.59

     Total.......................

----------
(1) Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the group 2 mortgage loans (as so adjusted) was approximately 5.826% per annum. Without the adjustment, the weighted average current mortgage rate of the group 2 mortgage loans was approximately 5.829% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                     WEIGHTED               WEIGHTED
                                                                                           WEIGHTED  AVERAGE                 AVERAGE
                                                               % OF                         AVERAGE  REMAINING    WEIGHTED  ORIGINAL
RANGE OF CURRENT            NUMBER OF        AGGREGATE       MORTGAGE         AVERAGE       CURRENT   TERM TO     AVERAGE   LOAN-TO-
MORTGAGE LOAN               MORTGAGE    PRINCIPAL BALANCE   LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
PRINCIPAL BALANCES ($)       LOANS         OUTSTANDING    LOAN GROUP 2    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE    RATIO(%)
----------------------       -----         -----------    ------------    --------------   -------   --------      -----    --------
   50,000.01 -   100,000.00     1    $         60,000.00       0.03%          60,000.00     4.375      356          656      80.00
  100,000.01 -   150,000.00     3             384,013.60       0.21          128,004.53     6.388      359          721      76.81
  150,000.01 -   200,000.00     1             169,600.00       0.09          169,600.00     5.875      359          746      80.00
  200,000.01 -   250,000.00     1             214,977.77       0.12          214,977.77     6.000      359          746      79.76
  300,000.01 -   350,000.00     1             336,000.00       0.19          336,000.00     5.250      358          745      80.00
  350,000.01 -   400,000.00     3           1,115,766.55       0.62          371,922.18     5.730      358          751      62.07
  400,000.01 -   450,000.00    83          35,546,848.73      19.62          428,275.29     5.812      360          731      75.86
  450,000.01 -   500,000.00    63          29,888,754.76      16.50          474,424.68     5.895      360          735      74.07
  500,000.01 -   550,000.00    40          20,963,437.53      11.57          524,085.94     5.784      360          733      77.06
  550,000.01 -   600,000.00    38          22,105,536.41      12.20          581,724.64     5.774      360          744      73.24
  600,000.01 -   650,000.00    27          17,065,816.96       9.42          632,067.29     5.867      359          733      72.19
  650,000.01 -   700,000.00    15          10,236,247.94       5.65          682,416.53     5.887      360          728      77.91
  700,000.01 -   750,000.00    10           7,288,432.28       4.02          728,843.23     5.502      359          726      74.23
  750,000.01 - 1,000,000.00    35          31,372,882.23      17.32          896,368.06     5.866      360          724      75.44
1,000,000.01 - 1,500,000.00     4           4,421,650.00       2.44        1,105,412.50     6.019      359          731      72.58
                               ---    ------------------     ------
    Total..................    325    $   181,169,964.76     100.00%
                               ===    ==================     ======

(1) As of the cut-off date, the average current mortgage loan principal balance of the group 2 mortgage loans was approximately $557,446.

                              FICO CREDIT SCORES(1)

                                                                                              WEIGHTED                    WEIGHTED
                                                                                WEIGHTED      AVERAGE                      AVERAGE
                                                 % OF                           AVERAGE      REMAINING      WEIGHTED      ORIGINAL
               NUMBER OF       AGGREGATE        MORTGAGE       AVERAGE          CURRENT       TERM TO       AVERAGE       LOAN-TO-
RANGE OF FICO  MORTGAGE   PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE    MORTGAGE      MATURITY    FICO CREDIT       VALUE
CREDIT SCORES   LOANS        OUTSTANDING     LOAN GROUP 2   OUTSTANDING($)       RATE(%)       (MONTHS)      SCORE         RATIO(%)
-------------   -----        -----------     ------------   --------------       -------       --------      -----         --------
621-640           1      $      136,360.83       0.08%        136,360.83         5.875          359           631           75.00
641-660           5           2,291,352.00       1.26         458,270.40         6.031          360           660           79.28
661-680          32          18,378,106.17      10.14         574,315.82         5.920          360           670           74.61
681-700          25          13,388,931.33       7.39         535,557.25         5.746          359           691           76.85
701-720          69          41,685,022.03      23.01         604,130.75         5.889          360           710           76.44
721-740          52          29,931,570.05      16.52         575,607.12         5.912          360           731           74.23
741-760          55          28,270,075.42      15.60         514,001.37         5.727          359           750           75.24
761-780          44          24,293,539.47      13.41         552,125.90         5.752          360           771           71.60
781-800          31          17,036,949.17       9.40         549,579.01         5.774          360           788           74.31
801-820          11           5,758,058.29       3.18         523,459.84         5.766          360           808           74.92
                ---      -----------------     ------
 Total          325      $  181,169,964.76     100.00%
                ===      =================     ======

(1) As of the cut-off date, the weighted average FICO Credit Score of the group 2 mortgage loans was approximately 732.

                             DOCUMENTATION PROGRAMS

                                                                                                  WEIGHTED               WEIGHTED
                                                                                       WEIGHTED   AVERAGE                 AVERAGE
                                                           % OF                        AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                        NUMBER OF       AGGREGATE        MORTGAGE        AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
                         MORTGAGE   PRINCIPAL BALANCE    LOANS IN   PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT    VALUE
DOCUMENTATION PROGRAMS    LOANS        OUTSTANDING     LOAN GROUP 2   OUTSTANDING($)   RATE(%)    (MONTHS)     SCORE     RATIO(%)
----------------------    -----        -----------     ------------   --------------   -------    --------     -----     --------
Full/Alternative           133     $ 73,336,564.78        40.48%       551,402.74       5.766       359         717       75.47
No Income/No Asset           2          353,983.73         0.20        176,991.87       6.393       359         759       79.85
Preferred                  187      106,503,769.44        58.79        569,538.87       5.869       360         742       74.43
Reduced                      3          975,646.81         0.54        325,215.60       5.976       358         736       75.62
                           ---     ---------------       ------
     Total                 325     $181,169,964.76       100.00%
                           ===     ===============       ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                             WEIGHTED                    WEIGHTED
                                                                                   WEIGHTED   AVERAGE                      AVERAGE
RANGE OF                                            % OF                           AVERAGE   REMAINING      WEIGHTED      ORIGINAL
ORIGINAL        NUMBER OF        AGGREGATE        MORTGAGE          AVERAGE        CURRENT    TERM TO       AVERAGE       LOAN-TO-
LOAN-TO-VALUE   MORTGAGE    PRINCIPAL BALANCE    LOANS IN      PRINCIPAL BALANCE   MORTGAGE   MATURITY    FICO CREDIT       VALUE
RATIOS (%)       LOANS         OUTSTANDING     LOAN GROUP 2      OUTSTANDING($)    RATE(%)    (MONTHS)       SCORE        RATIO(%)
----------       -----         -----------     ------------      --------------    -------    --------       -----        --------
50.00 or Less      12      $     6,903,123.25      3.81%           575,260.27      5.663        359           754          43.11
50.01 to 55.00      8            4,270,092.29      2.36            533,761.54      5.658        359           732          53.05
55.01 to 60.00     10            5,651,506.45      3.12            565,150.65      5.703        359           724          57.84
60.01 to 65.00     11            6,172,277.63      3.41            561,116.15      5.890        360           736          62.52
65.01 to 70.00     28           15,754,099.86      8.70            562,646.42      5.939        360           733          68.52
70.01 to 75.00     26           17,029,289.42      9.40            654,972.67      5.779        359           729          72.95
75.01 to 80.00    225          122,902,370.75     67.84            546,232.76      5.836        360           732          79.62
80.01 to 85.00      1              649,305.11      0.36            649,305.11      5.625        359           710          83.33
85.01 to 90.00      3            1,420,900.00      0.78            473,633.33      6.215        360           688          89.09
90.01 to 95.00      1              417,000.00      0.23            417,000.00      5.750        359           671          94.99
                  ---      ------------------    ------
  Total           325      $   181,169,964.76    100.00%
                  ===      ==================    ======


(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 74.87%.

(2) Does not take into account any secondary financing on the group 2 mortgage loans that may exist at the time of origination.

               Geographic DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                               WEIGHTED               WEIGHTED
                                                                                    WEIGHTED   AVERAGE                 AVERAGE
                                                    % OF                            AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                   NUMBER OF        AGGREGATE     MORTGAGE           AVERAGE        CURRENT    TERM TO     AVERAGE    LOAN-TO-
                   MORTGAGE    PRINCIPAL BALANCE  LOANS IN      PRINCIPAL BALANCE   MORTGAGE   MATURITY  FICO CREDIT    VALUE
GEOGRAPHIC AREA     LOANS         OUTSTANDING    LOAN GROUP 2     OUTSTANDING($)    RATE(%)    (MONTHS)     SCORE     RATIO(%)
---------------     -----         -----------    ------------     --------------    -------    --------     -----     --------
Alabama               1      $     1,000,000.00     0.55%       1,000,000.00         5.625        359       723         47.62
Arizona               9            4,848,919.00     2.68          538,768.78         5.828        360       731         79.15
California          187          106,040,892.39    58.53          567,063.60         5.819        360       731         74.63
Colorado              6            3,155,651.00     1.74          525,941.83         6.104        360       750         72.42
Connecticut           1              464,000.00     0.26          464,000.00         5.125        360       691         80.00
Delaware              1              561,015.95     0.31          561,015.95         6.000        359       776         80.00
Florida              22           11,182,119.04     6.17          508,278.14         5.878        360       743         73.40
Georgia               3            1,795,200.00     0.99          598,400.00         6.063        359       710         73.86
Hawaii                1              920,000.00     0.51          920,000.00         5.750        359       751         80.00
Illinois              8            4,366,990.00     2.41          545,873.75         5.486        360       744         75.25
Maryland              6            3,268,350.00     1.80          544,725.00         5.965        359       748         77.29
Massachusetts         1              615,968.72     0.34          615,968.72         5.750        358       763         79.96
Montana               2            1,078,000.00     0.60          539,000.00         5.761        359       764         73.83
Nevada               13            6,323,747.16     3.49          486,442.09         5.572        359       741         78.88
New Hampshire         1              608,000.00     0.34          608,000.00         7.000        359       718         80.00
New Jersey            5            2,688,047.00     1.48          537,609.40         5.821        359       693         81.64
New Mexico            2            1,037,000.00     0.57          518,500.00         5.907        360       706         78.58
New York              2            1,050,000.00     0.58          525,000.00         5.619        360       735         55.41
North Carolina        2            1,554,000.00     0.86          777,000.00         5.980        360       690         71.25
Ohio                  1              406,400.00     0.22          406,400.00         5.250        360       701         80.00
Oregon                3            2,075,000.00     1.15          691,666.67         5.384        359       753         76.10
Pennsylvania          2            1,068,416.84     0.59          534,208.42         6.235        359       753         79.95
Rhode Island          1              500,000.00     0.28          500,000.00         5.875        360       750         37.59
Tennessee             2              919,700.00     0.51          459,850.00         5.645        359       710         70.15
Texas                 2            1,280,000.00     0.71          640,000.00         5.594        360       782         71.82
Utah                  6            3,215,660.85     1.77          535,943.48         6.035        359       727         73.10
Virginia             22           11,048,442.20     6.10          502,201.92         5.920        359       729         76.41
Washington           10            5,816,338.16     3.21          581,633.82         6.147        360       725         79.72
Wisconsin             1              434,400.00     0.24          434,400.00         6.125        360       768         80.00
Wyoming               2            1,847,706.45     1.02          923,853.23         5.424        358       737         67.83
                    ---      ------------------   ------
  Total             325      $   181,169,964.76   100.00%
                    ===      ==================   ======

(1) No more than approximately 1.280% of the group 2 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                  WEIGHTED              WEIGHTED
                                                                                       WEIGHTED   AVERAGE                AVERAGE
                                                           % OF                        AVERAGE   REMAINING   WEIGHTED   ORIGINAL
                      NUMBER OF         AGGREGATE        MORTGAGE        AVERAGE       CURRENT    TERM TO    AVERAGE    LOAN-TO-
                       MORTGAGE     PRINCIPAL BALANCE    LOANS IN   PRINCIPAL BALANCE  MORTGAGE   MATURITY FICO CREDIT    VALUE
LOAN PURPOSE            LOANS          OUTSTANDING     LOAN GROUP 2   OUTSTANDING($)   RATE(%)    (MONTHS)    SCORE     RATIO(%)
------------            -----          -----------     ------------   --------------   -------    --------    -----     --------
Refinance (cash-out)    81      $    43,454,668.87        23.99%       536,477.39      5.754        359        723       69.97
Purchase               204          114,803,213.11        63.37        562,760.85      5.850        360        737       77.14
Refinance (rate/term)   40           22,912,082.78        12.65        572,802.07      5.864        360        726       72.78
                       ---      ------------------       ------
  Total                325      $   181,169,964.76       100.00%
                       ===      ==================       ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED               WEIGHTED
                                                                                         WEIGHTED   AVERAGE                 AVERAGE
                                                             % OF                        AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                          NUMBER OF        AGGREGATE       MORTGAGE        AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
                           MORTGAGE    PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT    VALUE
PROPERTY TYPE               LOANS         OUTSTANDING    LOAN GROUP 2   OUTSTANDING($)   RATE(%)    (MONTHS)     SCORE     RATIO(%)
-------------               -----         -----------    ------------   --------------   -------    --------     -----     --------
High-rise Condominium         2     $      956,200.00       0.53%        478,100.00       5.810       360         757       76.27
Low-rise Condominium         35         15,893,262.16       8.77         454,093.20       5.817       360         730       76.85
Planned Unit Development    122         73,990,863.45      40.84         606,482.49       5.734       360         731       74.78
Single Family Residence     166         90,329,639.15      49.86         544,154.45       5.908       360         734       74.58
                            ---     -----------------     ------
  Total                     325     $  181,169,964.76     100.00%
                            ===     =================     ======

                               OCCUPANCY TYPES(1)

                                                                                                WEIGHTED               WEIGHTED
                                                                                      WEIGHTED  AVERAGE                 AVERAGE
                                                          % OF                        AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF         AGGREGATE       MORTGAGE        AVERAGE       CURRENT   TERM TO     AVERAGE    LOAN-TO-
                       MORTGAGE     PRINCIPAL BALANCE   LOANS IN   PRINCIPAL BALANCE  MORTGAGE  MATURITY  FICO CREDIT    VALUE
OCCUPANCY TYPE          LOANS          OUTSTANDING    LOAN GROUP 2   OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
--------------          -----          -----------    ------------   --------------   -------   --------     -----     --------
Investment Property      2      $       278,246.81        0.15%       139,123.41      6.021       359         752       78.05
Primary Residence      296          166,478,086.09       91.89        562,425.97      5.827       360         731       75.11
Secondary Residence     27           14,413,631.86        7.96        533,838.22      5.841       359         751       72.08
                       ---      ------------------      ------
  Total                325      $   181,169,964.76      100.00%
                       ===      ==================      ======

(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                                WEIGHTED
                                                                                       WEIGHTED                 AVERAGE
                                                         % OF                          AVERAGE                 ORIGINAL
                       NUMBER OF       AGGREGATE        MORTGAGE         AVERAGE        CURRENT    WEIGHTED     LOAN-TO-
REMAINING TERM         MORTGAGE   PRINCIPAL BALANCE     LOANS IN    PRINCIPAL BALANCE  MORTGAGE  AVERAGE FICO    VALUE
TO MATURITY (MONTHS)    LOANS        OUTSTANDING      LOAN GROUP 2   OUTSTANDING($)     RATE(%)  CREDIT SCORE   RATIO(%)
--------------------    -----        -----------      ------------   --------------     -------  ------------   --------
360                      182      $   102,722,081.00     56.70%       564,407.04         5.882        733        74.80
359                      129           70,228,205.38     38.76        544,404.69         5.777        733        75.35
358                       11            7,279,711.83      4.02        661,791.98         5.654        716        72.74
357                        2              879,966.55      0.49        439,983.28         5.322        732        61.14
356                        1               60,000.00      0.03         60,000.00         4.375        656        80.00
                         ---      ------------------    ------
     Total               325      $   181,169,964.76    100.00%
                         ===      ==================    ======

(1) As of the cut-off date, the weighted average remaining term to maturity of the group 2 mortgage loans was approximately 360 months.

                                  LOAN PROGRAMS

                                                                                            WEIGHTED               WEIGHTED
                                                                                 WEIGHTED   AVERAGE                 AVERAGE
                                                    % OF                         AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                NUMBER OF       AGGREGATE         MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
                 MORTGAGE   PRINCIPAL BALANCE     LOANS IN    PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT    VALUE
LOAN PROGRAM      LOANS        OUTSTANDING      LOAN GROUP 2    OUTSTANDING($)   RATE(%)    (MONTHS)     SCORE     RATIO(%)
------------    ---------   -----------------   ------------  -----------------  --------  ---------  -----------  --------
One-Year LIBOR     324     $   180,211,091.84      99.47%        556,207.07       5.832       360         733       74.84
One-Year CMT         1             958,872.92       0.53         958,872.92       5.125       359         665       80.00
                   ---     -------------------    ------
     Total         325     $   181,169,964.76     100.00%
                   ===     ===================    ======

                                GROSS MARGINS(1)

                                                                                              WEIGHTED               WEIGHTED
                                                                                    WEIGHTED  AVERAGE                 AVERAGE
                                                        % OF                        AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                   NUMBER OF         AGGREGATE        MORTGAGE        AVERAGE       CURRENT   TERM TO     AVERAGE    LOAN-TO-
                    MORTGAGE     PRINCIPAL BALANCE    LOANS IN   PRINCIPAL BALANCE  MORTGAGE  MATURITY  FICO CREDIT    VALUE
GROSS MARGIN (%)     LOANS          OUTSTANDING     LOAN GROUP 2   OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
----------------     -----          -----------     ------------   --------------   -------   --------     -----     --------
2.250                  319   $   177,390,283.18       97.91%         556,082.39       5.838       360         733      74.71
2.500                    1           510,000.00        0.28          510,000.00       5.375       357         694      79.69
2.750                    3         2,059,281.58        1.14          686,427.19       5.687       359         709      82.58
2.875                    1           484,400.00        0.27          484,400.00       6.500       360         692      88.88
3.875                    1           726,000.00        0.40          726,000.00       3.875       360         701      80.00
                       ---   ------------------      ------
     Total             325   $   181,169,964.76      100.00%
                       ===   ==================      ======

(1) As of the cut-off date, the weighted average gross margin of the group 2 mortgage loans was approximately 2.265%.

                            INITIAL ADJUSTMENT DATES

                                                                                                   WEIGHTED               WEIGHTED
                                                                                         WEIGHTED   AVERAGE                 AVERAGE
                                                            % OF                         AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                         NUMBER OF        AGGREGATE        MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
                         MORTGAGE    PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT    VALUE
INITIAL ADJUSTMENT DATE   LOANS         OUTSTANDING     LOAN GROUP 2    OUTSTANDING($)   RATE(%)    (MONTHS)     SCORE     RATIO(%)
-----------------------   -----         -----------     ------------    --------------   -------    --------     -----     --------
August 1, 2010              1      $      60,000.00         0.03%            60,000.00    4.375        356         656      80.00
September 1, 2010           2            879,966.55         0.49            439,983.28    5.322        357         732      61.14
October 1, 2010            10          6,663,743.11         3.68            666,374.31    5.645        358         711      72.07
November 1, 2010          129         70,228,205.38        38.76            544,404.69    5.777        359         733      75.35
December 1, 2010          183        103,338,049.72        57.04            564,688.80    5.881        360         733      74.84
                          ---      ----------------       ------
   Total                  325      $ 181,169,964.76       100.00%
                          ===      ================       ======

                        MONTHS TO INITIAL ADJUSTMENT DATE

                                                                                                     WEIGHTED               WEIGHTED
                                                                                          WEIGHTED   AVERAGE                 AVERAGE
                                                             % OF                         AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                           NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
RANGE OF NUMBER OF MONTHS   MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT    VALUE
TO INITIAL ADJUSTMENT DATE   LOANS       OUTSTANDING     LOAN GROUP 2    OUTSTANDING($)   RATE(%)    (MONTHS)     SCORE     RATIO(%)
--------------------------   -----       -----------     ------------    --------------   -------    --------     -----     --------
56 - 60                       325     $181,169,964.76      100.00%         557,446.05      5.829       360         732       74.87
                              ---     ---------------      ------
  Total                       325     $181,169,964.76      100.00%
                              ===     ===============      ======

                            MAXIMUM MORTGAGE RATES(1)


                                                                                                                         WEIGHTED
                                                                                                           WEIGHTED      AVERAGE
                                                                       % OF                                AVERAGE      REMAINING
                                NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE            CURRENT       TERM TO
                                 MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE       MORTGAGE      MATURITY
MAXIMUM MORTGAGE RATE (%)         LOANS          OUTSTANDING       LOAN GROUP 2      OUTSTANDING($)        RATE(%)       (MONTHS)
-------------------------         -----          -----------       ------------      --------------        -------       --------
9.000........................         1        $       726,000.00        0.40%        726,000.00             3.875          360
9.375........................         1                 60,000.00        0.03          60,000.00             4.375          356
9.500........................         3              1,555,377.46        0.86         518,459.15             4.500          359
9.625........................         1                420,000.00        0.23         420,000.00             4.625          360
9.875........................         2              1,171,534.00        0.65         585,767.00             4.875          360
10.000.......................         8              4,485,193.08        2.48         560,649.14             5.000          360
10.125.......................        10              5,912,968.31        3.26         591,296.83             5.125          360
10.250.......................        17              7,965,916.55        4.40         468,583.33             5.250          360
10.375.......................        23             14,067,125.53        7.76         611,614.15             5.375          359
10.500.......................        27             16,539,647.16        9.13         612,579.52             5.500          360
10.625.......................        34             19,243,973.85       10.62         565,999.23             5.625          359
10.750.......................        32             17,470,753.49        9.64         545,961.05             5.750          359
10.875.......................        52             29,809,938.14       16.45         573,268.04             5.875          360
11.000.......................        23             11,836,946.95        6.53         514,649.87             6.000          360
11.125.......................        24             14,005,047.09        7.73         583,543.63             6.125          360
11.250.......................        13              7,311,450.00        4.04         562,419.23             6.250          360
11.375.......................        11              5,469,816.16        3.02         497,256.01             6.282          359
11.500.......................        14              8,016,610.00        4.42         572,615.00             6.500          360
11.625.......................         3              1,490,500.00        0.82         496,833.33             6.625          360
11.750.......................         7              3,852,000.00        2.13         550,285.71             6.750          360
11.875.......................         7              4,242,336.45        2.34         606,048.06             6.803          360
12.000.......................         3              1,278,977.77        0.71         426,325.92             6.832          359
12.250.......................         3              1,744,646.81        0.96         581,548.94             7.188          360
12.375.......................         1                447,000.00        0.25         447,000.00             7.375          360
12.500.......................         3              1,550,200.00        0.86         516,733.33             7.500          360
12.750.......................         1                357,000.00        0.20         357,000.00             6.750          359
13.000.......................         1                139,005.96        0.08         139,005.96             7.000          359
                                    ---       -------------------      ------
     Total...................       325       $    181,169,964.76      100.00%
                                    ===       ===================      ======

                                                   WEIGHTED
                                                    AVERAGE
                                     WEIGHTED      ORIGINAL
                                     AVERAGE       LOAN-TO-
                                   FICO CREDIT       VALUE
MAXIMUM MORTGAGE RATE (%)             SCORE         RATIO(%)
-------------------------             -----         --------
9.000........................           701          80.00
9.375........................           656          80.00
9.500........................           732          79.68
9.625........................           813          80.00
9.875........................           756          70.59
10.000.......................           749          75.75
10.125.......................           743          75.13
10.250.......................           732          71.89
10.375.......................           737          71.01
10.500.......................           752          76.55
10.625.......................           725          73.25
10.750.......................           732          73.92
10.875.......................           724          76.02
11.000.......................           745          76.55
11.125.......................           729          73.86
11.250.......................           718          72.74
11.375.......................           729          77.93
11.500.......................           716          80.01
11.625.......................           746          69.81
11.750.......................           715          70.39
11.875.......................           721          77.75
12.000.......................           743          79.96
12.250.......................           748          79.69
12.375.......................           677          79.82
12.500.......................           754          73.59
12.750.......................           789          70.00
13.000.......................           779          80.00

     Total...................

----------

(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 2 mortgage loans was approximately 10.838% per annum.

                            INITIAL PERIODIC RATE CAP

                                                                                                                           WEIGHTED
                                                                                                             WEIGHTED      AVERAGE
                                                                         % OF                                AVERAGE      REMAINING
                                 NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE            CURRENT       TERM TO
                                  MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE       MORTGAGE      MATURITY
INITIAL PERIODIC RATE CAP (%)      LOANS          OUTSTANDING       LOAN GROUP 2      OUTSTANDING($)        RATE(%)       (MONTHS)
-----------------------------      -----          -----------       ------------      --------------        -------       --------
2.000..........................        1      $     510,000.00           0.28%          510,000.00           5.375           357
5.000..........................      318        179,534,373.39          99.10           564,573.50           5.827           360
6.000..........................        6          1,125,591.37           0.62           187,598.56           6.352           359
                                     ---      ----------------         ------
     Total.....................      325      $ 181,169,964.76         100.00%
                                     ===      ================         ======

                                                   WEIGHTED
                                                    AVERAGE
                                     WEIGHTED      ORIGINAL
                                     AVERAGE       LOAN-TO-
                                   FICO CREDIT       VALUE
INITIAL PERIODIC RATE CAP (%)         SCORE        RATIO(%)
-----------------------------         -----        --------
2.000..........................         694          79.69
5.000..........................         732          74.85
6.000..........................         751          75.69

     Total.....................

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                                                        WEIGHTED
                                                                                                          WEIGHTED      AVERAGE
                                                                      % OF                                AVERAGE      REMAINING
                               NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE            CURRENT       TERM TO
SUBSEQUENT PERIODIC             MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE       MORTGAGE      MATURITY
  RATE CAP (%)                   LOANS          OUTSTANDING       LOAN GROUP 2      OUTSTANDING($)        RATE(%)       (MONTHS)
  ------------                   -----          -----------       ------------      --------------        -------       --------
2.000......................        325    $    181,169,964.76        100.00%          557,446.05           5.829           360
                                   ---    -------------------        ------
     Total.................        325    $    181,169,964.76        100.00%
                                   ===    ===================        ======

                                                   AVERAGE
                                    WEIGHTED      ORIGINAL
                                    AVERAGE       LOAN-TO-
SUBSEQUENT PERIODIC               FICO CREDIT       VALUE
  RATE CAP (%)                       SCORE        RATIO(%)
  ------------                       -----        --------
2.000......................           732          74.87

     Total.................

                            MINIMUM MORTGAGE RATES(1)

                                                                                                                          WEIGHTED
                                                                                                             WEIGHTED     AVERAGE
                                                                            % OF                              AVERAGE     REMAINING
                                  NUMBER OF           AGGREGATE          MORTGAGE           AVERAGE          CURRENT      TERM TO
                                   MORTGAGE       PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE     MORTGAGE     MATURITY
MINIMUM MORTGAGE RATE (%)           LOANS            OUTSTANDING       LOAN GROUP 2      OUTSTANDING($)      RATE(%)      (MONTHS)
-------------------------           -----            -----------       ------------      --------------      -------      --------
2.250..........................      319      $   177,390,283.18          97.91%           556,082.39         5.838         360
2.500..........................        1              510,000.00           0.28            510,000.00         5.375         357
2.750..........................        3            2,059,281.58           1.14            686,427.19         5.687         359
2.875..........................        1              484,400.00           0.27            484,400.00         6.500         360
3.875..........................        1              726,000.00           0.40            726,000.00         3.875         360
                                     ---      ------------------         ------
     Total.....................      325      $   181,169,964.76         100.00%
                                     ===      ==================         ======

                                                     WEIGHTED
                                                      AVERAGE
                                       WEIGHTED       ORIGINAL
                                       AVERAGE       LOAN-TO-
                                     FICO CREDIT       VALUE
MINIMUM MORTGAGE RATE (%)               SCORE        RATIO(%)
-------------------------               -----        --------
2.250..........................          733          74.71
2.500..........................          694          79.69
2.750..........................          709          82.58
2.875..........................          692          88.88
3.875..........................          701          80.00

     Total.....................

----------

(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 2 mortgage loans was approximately 2.265% per annum.

                                  LOAN GROUP 3

                            CURRENT MORTGAGE RATES(1)


                                                                                                                        WEIGHTED
                                                                                  % OF                                   AVERAGE
                                       NUMBER OF           AGGREGATE            MORTGAGE            AVERAGE          REMAINING TERM
                                        MORTGAGE       PRINCIPAL BALANCE        LOANS IN       PRINCIPAL BALANCE       TO MATURITY
CURRENT MORTGAGE RATE (%)                LOANS            OUTSTANDING         LOAN GROUP 3      OUTSTANDING($)          (MONTHS)
-------------------------                -----            -----------         ------------      --------------          --------
4.750............................          1        $       440,800.00          0.31%              440,800.00              360
4.875............................          1                573,693.73          0.41               573,693.73              359
5.250............................          5              3,513,253.88          2.50               702,650.78              359
5.375............................          9              4,857,994.78          3.45               539,777.20              359
5.500............................         26             14,343,243.75         10.20               551,663.22              360
5.625............................         17             12,349,543.61          8.78               726,443.74              359
5.750............................         33             21,354,237.94         15.18               647,098.12              359
5.875............................         56             33,405,886.32         23.75               596,533.68              360
6.000............................         33             19,220,094.56         13.66               582,427.11              360
6.125............................         13              7,281,696.73          5.18               560,130.52              360
6.250............................         15              8,627,567.13          6.13               575,171.14              360
6.375............................         10              5,975,453.00          4.25               597,545.30              360
6.500............................          8              5,273,300.00          3.75               659,162.50              360
6.625............................          3              1,297,220.00          0.92               432,406.67              359
6.750............................          2              1,145,944.95          0.81               572,972.48              359
6.875............................          1                464,500.00          0.33               464,500.00              360
7.500............................          1                528,000.00          0.38               528,000.00              360
                                         ---        ------------------        ------
     Total.......................        234        $   140,652,430.38        100.00%
                                         ===        ==================        ======

                                                               WEIGHTED
                                                               AVERAGE
                                                               ORIGINAL
                                             WEIGHTED          LOAN-TO-
                                           AVERAGE FICO         VALUE
CURRENT MORTGAGE RATE (%)                  CREDIT SCORE        RATIO(%)
-------------------------                  ------------        --------
4.750............................              718              80.00
4.875............................              710              80.00
5.250............................              730              66.74
5.375............................              739              74.10
5.500............................              739              68.77
5.625............................              754              65.61
5.750............................              748              73.86
5.875............................              741              76.13
6.000............................              735              75.09
6.125............................              745              77.31
6.250............................              750              74.23
6.375............................              743              77.15
6.500............................              758              70.74
6.625............................              749              80.00
6.750............................              675              76.80
6.875............................              794              70.92
7.500............................              719              80.00

     Total.......................

----------

(1) As of the cut-off date, the weighted average current mortgage rate of the group 3 mortgage loans was approximately 5.876% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                                            WEIGHTED
                                                                                                              WEIGHTED      AVERAGE
                                                                          % OF                                AVERAGE      REMAINING
RANGE OF CURRENT                   NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE            CURRENT       TERM TO
MORTGAGE LOAN                       MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE       MORTGAGE      MATURITY
PRINCIPAL BALANCES ($)               LOANS          OUTSTANDING       LOAN GROUP 3      OUTSTANDING($)        RATE(%)       (MONTHS)
----------------------               -----          -----------       ------------      --------------        -------       --------
  300,000.01 -    350,000.00..         2        $     694,991.42          0.49%          347,495.71            5.626          359
  350,000.01 -    400,000.00..         9            3,442,382.33          2.45           382,486.93            5.572          359
  400,000.01 -    450,000.00..        40           17,080,098.23         12.14           427,002.46            5.933          359
  450,000.01 -    500,000.00..        43           20,549,145.84         14.61           477,887.11            5.860          360
  500,000.01 -    550,000.00..        34           17,965,005.42         12.77           528,382.51            6.006          360
  550,000.01 -    600,000.00..        26           15,023,199.46         10.68           577,815.36            5.774          360
  600,000.01 -    650,000.00..        23           14,522,960.00         10.33           631,433.04            5.989          360
  650,000.01 -    700,000.00..         8            5,426,443.12          3.86           678,305.39            5.859          359
  700,000.01 -    750,000.00..        13            9,554,650.50          6.79           734,973.12            5.981          360
  750,000.01 -  1,000,000.00..        27           24,028,815.06         17.08           889,956.11            5.794          359
1,000,000.01 -  1,500,000.00..         8           10,364,739.00          7.37         1,295,592.38            5.855          359
1,500,000.01 -  2,000,000.00..         1            2,000,000.00          1.42         2,000,000.00            5.625          360
                                     ---        ----------------        ------
     Total....................       234        $ 140,652,430.38        100.00%
                                     ===        ================        ======

                                                    WEIGHTED
                                                     AVERAGE
                                      WEIGHTED      ORIGINAL
RANGE OF CURRENT                      AVERAGE       LOAN-TO-
MORTGAGE LOAN                       FICO CREDIT       VALUE
PRINCIPAL BALANCES ($)                 SCORE        RATIO(%)
----------------------                 -----        --------
  300,000.01 -    350,000.00..          769          65.04
  350,000.01 -    400,000.00..          737          67.47
  400,000.01 -    450,000.00..          727          75.71
  450,000.01 -    500,000.00..          740          74.85
  500,000.01 -    550,000.00..          736          75.39
  550,000.01 -    600,000.00..          730          75.64
  600,000.01 -    650,000.00..          735          74.12
  650,000.01 -    700,000.00..          741          71.56
  700,000.01 -    750,000.00..          754          72.73
  750,000.01 -  1,000,000.00..          758          74.03
1,000,000.01 -  1,500,000.00..          766          69.54
1,500,000.01 -  2,000,000.00..          760          40.61

     Total....................

----------

(1) As of the cut-off date, the average current mortgage loan principal balance of the group 3 mortgage loans was approximately $601,079.

                              FICO CREDIT SCORES(1)

                                                                                                                           WEIGHTED
                                                                                                             WEIGHTED      AVERAGE
                                                                         % OF                                AVERAGE      REMAINING
                                  NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE            CURRENT       TERM TO
                                   MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE       MORTGAGE      MATURITY
RANGE OF FICO CREDIT SCORES         LOANS          OUTSTANDING       LOAN GROUP 3      OUTSTANDING($)        RATE(%)       (MONTHS)
---------------------------         -----          -----------       ------------      --------------        -------       --------
621-640.......................        1      $     595,944.95            0.42%           595,944.95           6.750          359
661-680.......................       16          8,529,592.78            6.06            533,099.55           5.796          360
681-700.......................       12          5,865,161.00            4.17            488,763.42           5.923          360
701-720.......................       40         23,198,835.29           16.49            579,970.88           5.808          360
721-740.......................       50         28,371,141.69           20.17            567,422.83           5.933          360
741-760.......................       45         28,280,321.12           20.11            628,451.58           5.881          360
761-780.......................       39         23,873,037.68           16.97            612,129.17           5.838          359
781-800.......................       24         16,741,907.45           11.90            697,579.48           5.840          359
801-820.......................        7          5,196,488.42            3.69            742,355.49           6.120          359
                                    ---      ----------------          ------
     Total....................      234      $ 140,652,430.38          100.00%
                                    ===      ================          ======

                                                     WEIGHTED
                                                      AVERAGE
                                       WEIGHTED      ORIGINAL
                                       AVERAGE       LOAN-TO-
                                     FICO CREDIT       VALUE
RANGE OF FICO CREDIT SCORES             SCORE        RATIO(%)
---------------------------             -----        --------
621-640.......................           621          80.00
661-680.......................           670          75.22
681-700.......................           692          72.21
701-720.......................           711          76.48
721-740.......................           731          72.57
741-760.......................           751          72.78
761-780.......................           772          74.47
781-800.......................           791          71.06
801-820.......................           808          70.84

     Total....................

----------

(1) As of the cut-off date, the weighted average FICO Credit Score of the group 3 mortgage loans was approximately 743.

                             DOCUMENTATION PROGRAMS

                                                                                                                         WEIGHTED
                                                                                                           WEIGHTED      AVERAGE
                                                                       % OF                                AVERAGE      REMAINING
                                NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE            CURRENT       TERM TO
                                 MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE       MORTGAGE      MATURITY
DOCUMENTATION PROGRAMS            LOANS          OUTSTANDING       LOAN GROUP 3      OUTSTANDING($)        RATE(%)       (MONTHS)
----------------------            -----          -----------       ------------      --------------        -------       --------
Full/Alternative.............       87         $  55,448,632.69       39.42%           637,340.61           5.792          359
Preferred....................      147            85,203,797.69       60.58            579,617.67           5.931          360
                                   ---         ----------------      ------
     Total...................      234         $ 140,652,430.38      100.00%
                                   ===         ================      ======

                                                  WEIGHTED
                                                   AVERAGE
                                    WEIGHTED      ORIGINAL
                                    AVERAGE       LOAN-TO-
                                  FICO CREDIT       VALUE
DOCUMENTATION PROGRAMS               SCORE        RATIO(%)
----------------------               -----        --------
Full/Alternative.............         732          71.07
Preferred....................         750          75.10

     Total...................

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                     WEIGHTED            WEIGHTED
                                                               % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                             MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
RANGE OF                       NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
ORIGINAL LOAN-TO-VALUE RATIOS   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
(%)                              LOANS       OUTSTANDING     GROUP 3     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
-----------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
50.00 or Less ...............      10     $  7,345,034.43      5.22%       734,503.44      5.642        359       748      44.50
50.01 to 55.00 ..............       3        2,113,839.00      1.50        704,613.00      5.736        359       753      52.09
55.01 to 60.00 ..............      11        7,529,792.16      5.35        684,526.56      6.003        359       757      57.78
60.01 to 65.00 ..............      15        7,647,650.00      5.44        509,843.33      5.702        360       749      62.62
65.01 to 70.00 ..............      21       12,768,711.07      9.08        608,033.86      5.794        360       743      68.33
70.01 to 75.00 ..............      23       17,764,612.02     12.63        772,374.44      5.912        360       755      73.71
75.01 to 80.00 ..............     151       85,482,791.70     60.78        566,111.20      5.910        360       738      79.63
                                  ---     ---------------    ------
     Total ..................     234     $140,652,430.38    100.00%
                                  ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 3 mortgage loans was approximately 73.51%.

(2) Does not take into account any secondary financing on the group 3 mortgage loans that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                  WEIGHTED            WEIGHTED
                                                            % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                          MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                            NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                             MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
GEOGRAPHIC AREA               LOANS       OUTSTANDING     GROUP 3     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
--------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  ---------
Arizona ..................       7     $  4,137,889.00      2.94%       591,127.00      6.029       359       751      72.98
California ...............     120       71,724,593.02     50.99        597,704.94      5.859       360       741      72.28
Colorado .................       6        3,307,379.72      2.35        551,229.95      5.944       359       745      73.81
Connecticut ..............       1          996,742.10      0.71        996,742.10      5.250       358       792      45.45
District Of Columbia .....       1          470,000.00      0.33        470,000.00      5.375       359       731      79.89
Florida ..................       8        4,315,497.00      3.07        539,437.13      6.051       360       744      80.00
Hawaii ...................       2        1,752,000.00      1.25        876,000.00      6.018       359       785      78.01
Illinois .................       4        2,083,526.16      1.48        520,881.54      6.122       360       723      77.95
Kansas ...................       1        1,398,750.00      0.99      1,398,750.00      5.875       359       753      75.00
Kentucky .................       1          500,000.00      0.36        500,000.00      5.500       360       751      71.43
Maryland .................       3        2,048,000.00      1.46        682,666.67      5.798       360       753      76.60
Massachusetts ............      17       11,250,480.98      8.00        661,793.00      5.835       359       735      72.18
Michigan .................       1          350,000.00      0.25        350,000.00      5.750       359       733      72.73
Minnesota ................       1          693,750.00      0.49        693,750.00      6.375       360       736      75.00
Missouri .................       1          750,000.00      0.53        750,000.00      6.250       359       797      57.69
Nevada ...................      14        6,990,710.51      4.97        499,336.47      5.951       360       722      77.30
New Jersey ...............       7        4,140,031.83      2.94        591,433.12      5.970       360       738      74.15
New Mexico ...............       1          750,000.00      0.53        750,000.00      6.000       359       712      78.95
New York .................      10        5,498,656.00      3.91        549,865.60      6.049       360       759      78.34
North Carolina ...........       3        2,589,500.00      1.84        863,166.67      5.794       359       780      77.15
Oregon ...................       4        1,749,070.00      1.24        437,267.50      5.764       360       731      80.00
Pennsylvania .............       1        1,302,150.00      0.93      1,302,150.00      5.750       359       774      75.00
Utah .....................       2          976,000.00      0.69        488,000.00      5.608       359       755      75.70
Virginia .................       7        4,061,654.20      2.89        580,236.31      5.810       359       743      79.65
Washington ...............       9        5,154,682.73      3.66        572,742.53      5.661       360       728      71.34
Wisconsin ................       2        1,661,367.13      1.18        830,683.57      6.025       359       779      67.40
                               ---     ---------------    ------
     Total ...............     234     $140,652,430.38    100.00%
                               ===     ===============    ======

----------
(1) No more than approximately 2.112% of the group 3 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                   WEIGHTED            WEIGHTED
                                                             % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                           MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                             NUMBER OF     AGGREGATE       LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                             MORTGAGE   PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                  LOANS        OUTSTANDING     GROUP 3     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
---------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
Refinance (cash-out) ......     58      $ 35,221,338.40     25.04%       607,264.46      5.815       359       730       68.49
Purchase ..................    146        87,777,363.22     62.41        601,214.82      5.903       360       745       76.10
Refinance (rate/term) .....     30        17,653,728.76     12.55        588,457.63      5.867       359       756       70.67
                               ---      ---------------    ------
     Total ................    234      $140,652,430.38    100.00%
                               ===      ===============    ======

                         TYPES OF MORTGAGED PROPERTIES

                                                                                                   WEIGHTED            WEIGHTED
                                                             % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                           MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                             NUMBER OF     AGGREGATE       LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                             MORTGAGE   PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                 LOANS        OUTSTANDING     GROUP 3     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
---------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
2 to 4 Family Residence ...      3      $  1,848,000.00      1.31%       616,000.00      5.848       360       753       67.82
Cooperative ...............      1           765,000.00      0.54        765,000.00      6.000       360       745       76.50
Low-rise Condominium ......     33        16,791,540.73     11.94        508,834.57      5.798       360       745       77.88
Planned Unit Development ..     76        46,045,968.58     32.74        605,868.01      5.876       360       739       74.37
Single Family Residence ...    121        75,201,921.07     53.47        621,503.48      5.894       359       744       72.13
                               ---      ---------------    ------
     Total ................    234      $140,652,430.38    100.00%
                               ===      ===============    ======


                               OCCUPANCY TYPES(1)

                                                                                                   WEIGHTED            WEIGHTED
                                                             % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                           MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                             NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                             MORTGAGE   PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                LOANS        OUTSTANDING     GROUP 3     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
---------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
Investment Property........       1     $    595,944.95      0.42%       595,944.95      6.750       359       621       80.00
Primary Residence..........     208      125,333,818.27     89.11        602,566.43      5.868       360       742       73.21
Secondary Residence........      25       14,722,667.16     10.47        588,906.69      5.916       359       750       75.83
                                ---     ---------------    ------
     Total.................     234     $140,652,430.38    100.00%
                                ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.


                         REMAINING TERMS TO MATURITY(1)

                                                                                                               WEIGHTED
                                                             % OF                       WEIGHTED               AVERAGE
                                                           MORTGAGE                      AVERAGE    WEIGHTED   ORIGINAL
                             NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        CURRENT    AVERAGE    LOAN-TO-
REMAINING TERM               MORTGAGE   PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE  FICO CREDIT   VALUE
TO MATURITY (MONTHS)          LOANS        OUTSTANDING     GROUP 3    OUTSTANDING($)     RATE(%)     SCORE     RATIO(%)
---------------------------  ---------  -----------------  --------  -----------------  --------  -----------  --------
360........................     131     $ 77,875,879.64     55.37%      594,472.36       5.911        739        73.88
359........................      92       56,143,666.32     39.92       610,257.24       5.848        745        74.09
358........................       8        4,709,433.35      3.35       588,679.17       5.611        761        65.04
357........................       3        1,923,451.07      1.37       641,150.36       5.950        767        62.62
                                ---     ---------------    ------
     Total.................     234     $140,652,430.38    100.00%
                                ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 3 mortgage loans was approximately 359 months.

                                  LOAN PROGRAM

                                                                                                   WEIGHTED            WEIGHTED
                                                             % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                           MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                             NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                              MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PROGRAM                   LOANS       OUTSTANDING     GROUP 3     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
---------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
One-Year LIBOR.............     233     $140,245,430.38     99.71%      601,911.72       5.876        359        743     73.50
One-Year CMT...............       1          407,000.00      0.29       407,000.00       5.875        360        688     79.98
                                ---     ---------------    ------
     Total.................     234     $140,652,430.38    100.00%
                                ===     ===============    ======

                                  GROSS MARGIN

                                                                                                   WEIGHTED            WEIGHTED
                                                             % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                           MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                             NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                              MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
GROSS MARGIN (%)               LOANS       OUTSTANDING     GROUP 3     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
---------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
2.250......................     231     $139,082,468.41     98.88%      602,088.61       5.879        360        743     73.44
2.750......................       3        1,569,961.97      1.12       523,320.66       5.668        359        738     79.79
                                ---     ---------------    ------
     Total.................     234     $140,652,430.38    100.00%
                                ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the group 3 mortgage loans was approximately 2.256%.

                            INITIAL ADJUSTMENT DATES

                                                                                                   WEIGHTED            WEIGHTED
                                                             % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                           MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                             NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                              MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL ADJUSTMENT DATE        LOANS       OUTSTANDING     GROUP 3     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
---------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
September 1, 2012..........       3     $  1,923,451.07      1.37%      641,150.36       5.950        357      767       62.62
October 1, 2012............       8        4,709,433.35      3.35       588,679.17       5.611        358      761       65.04
November 1, 2012...........      92       56,143,666.32     39.92       610,257.24       5.848        359      745       74.09
December 1, 2012...........     131       77,875,879.64     55.37       594,472.36       5.911        360      739       73.88
                                ---     ---------------    ------
     Total.................     234     $140,652,430.38    100.00%
                                ===     ===============    ======

                        MONTHS TO INITIAL ADJUSTMENT DATE

                                                                                                   WEIGHTED            WEIGHTED
                                                             % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                           MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                             NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
RANGE OF NUMBER OF MONTHS     MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
TO INITIAL ADJUSTMENT DATE     LOANS       OUTSTANDING     GROUP 3     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
---------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------

81 - 84....................     234     $140,652,430.38     100.00%     601,078.76       5.876       359       743      73.51
                                ---     ----------------    ------
     Total.................     234     $140,652,430.38     100.00%
                                ===     ================    ======


                            MAXIMUM MORTGAGE RATES(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE  MATURITY    CREDIT     VALUE
MAXIMUM MORTGAGE RATE (%)           LOANS       OUTSTANDING      GROUP 3    OUTSTANDING($)    RATE(%)  (MONTHS)     SCORE   RATIO(%)
-------------------------           -----       -----------      -------    --------------    -------  --------     -----   --------
 9.750 .........................  1          $     440,800.00   0.31%     440,800.00          4.750       360        718      80.00
 9.875 .........................  1                573,693.73   0.41      573,693.73          4.875       359        710      80.00
10.250 .........................  5              3,513,253.88   2.50      702,650.78          5.250       359        730      66.74
10.375 .........................  9              4,857,994.78   3.45      539,777.20          5.375       359        739      74.10
10.500 .........................  26            14,343,243.75   10.20     551,663.22          5.500       360        739      68.77
10.625 .........................  17            12,349,543.61   8.78      726,443.74          5.625       359        754      65.61
10.750 .........................  33            21,354,237.94   15.18     647,098.12          5.750       359        748      73.86
10.875 .........................  56            33,405,886.32   23.75     596,533.68          5.875       360        741      76.13
11.000 .........................  33            19,220,094.56   13.66     582,427.11          6.000       360        735      75.09
11.125 .........................  13             7,281,696.73   5.18      560,130.52          6.125       360        745      77.31
11.250 .........................  15             8,627,567.13   6.13      575,171.14          6.250       360        750      74.23
11.375 .........................  10             5,975,453.00   4.25      597,545.30          6.375       360        743      77.15
11.500 .........................  8              5,273,300.00   3.75      659,162.50          6.500       360        758      70.74
11.625 .........................  3              1,297,220.00   0.92      432,406.67          6.625       359        749      80.00
11.750 .........................  2              1,145,944.95   0.81      572,972.48          6.750       359        675      76.80
11.875 .........................  1                464,500.00   0.33      464,500.00          6.875       360        794      70.92
12.500 .........................  1                528,000.00   0.38      528,000.00          7.500       360        719      80.00
                                  -          ----------------   ------
      Total ....................  234        $ 140,652,430.38   100.00%
                                  ===        ================   ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 3 mortgage loans was approximately 10.876% per annum.

                            INITIAL PERIODIC RATE CAP

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        CURRENT   TO TERM     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE  MATURITY    CREDIT     VALUE
INITIAL PERIODIC RATE CAP (%)       LOANS       OUTSTANDING      GROUP 3    OUTSTANDING($)    RATE(%)  (MONTHS)     SCORE   RATIO(%)
-----------------------------       -----       -----------      -------    --------------    -------  --------     -----   --------
5.000 ..........................  234        $  140,652,430.38  100.00%   601,078.76          5.876       359        743      73.51
                                  ---        -----------------  ------
      Total ....................  234        $  140,652,430.38  100.00%
                                  ===        =================  ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        CURRENT   TO TERM     FICO    LOAN-TO-
SUBSEQUENT PERIODIC                MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE  MATURITY    CREDIT     VALUE
  RATE CAP (%)                      LOANS       OUTSTANDING      GROUP 3    OUTSTANDING($)    RATE(%)  (MONTHS)     SCORE   RATIO(%)
-----------------------------       -----       -----------      -------    --------------    -------  --------     -----   --------
2.000 ..........................  234        $  140,652,430.38  100.00%   601,078.76          5.876       359        743     73.51
                                  ---        -----------------  ------
      Total ....................  234        $  140,652,430.38  100.00%
                                  ===        =================  ======

                              MINIMUM MORTGAGE RATE

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        CURRENT   TO TERM     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE  MATURITY    CREDIT     VALUE
MINIMUM MORTGAGE RATE (%)           LOANS       OUTSTANDING      GROUP 3    OUTSTANDING($)    RATE(%)  (MONTHS)     SCORE   RATIO(%)
-----------------------------       -----       -----------      -------    --------------    -------  --------     -----   --------
2.250 ..........................  231        $  139,082,468.41  98.88%    602,088.61          5.879       360        743     73.44
2.750 ..........................  3               1,569,961.97  1.12      523,320.66          5.668       359        738     79.79
                                  ---        -----------------  ------
      Total ....................  234        $  140,652,430.38  100.00%
                                  ===        =================  ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 3 mortgage loans was approximately 2.256% per annum.

                                  LOAN GROUP 4

                            CURRENT MORTGAGE RATES(1)

                                                                                              WEIGHTED               WEIGHTED
                                                                  % OF                        AVERAGE                 AVERAGE
                                                                MORTGAGE                     REMAINING   WEIGHTED    ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        TERM TO     AVERAGE    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MATURITY   FICO CREDIT    VALUE
CURRENT MORTGAGE RATE (%)           LOANS       OUTSTANDING      GROUP 4    OUTSTANDING($)   (MONTHS)      SCORE     RATIO(%)
-----------------------------       -----       -----------      -------    --------------   --------      -----     --------
4.750 ..........................  1          $      830,000.00  0.32%     830,000.00            360         738       42.03
4.875 ..........................  1                 663,999.00  0.26      663,999.00            360         733       66.14
5.000 ..........................  2               1,364,858.52  0.53      682,429.26            359         772       62.89
5.250 ..........................  7               3,962,830.36  1.55      566,118.62            359         728       62.13
5.375 ..........................  5               3,633,680.00  1.42      726,736.00            359         737       70.67
5.500 ..........................  15              9,112,670.03  3.57      607,511.34            359         755       72.69
5.625 ..........................  36             21,675,655.10  8.48      602,101.53            359         742       68.81
5.750 ..........................  28             19,234,305.58  7.53      686,939.49            360         746       72.39
5.875 ..........................  75             44,283,124.42  17.33     590,441.66            360         737       71.22
6.000 ..........................  81             49,639,211.30  19.43     612,829.77            360         750       74.80
6.125 ..........................  64             38,255,753.00  14.97     597,746.14            360         742       75.38
6.250 ..........................  43             26,031,403.48  10.19     605,381.48            360         742       73.19
6.375 ..........................  27             15,950,973.00  6.24      590,776.78            360         743       77.38
6.500 ..........................  12              7,375,098.00  2.89      614,591.50            360         737       79.28
6.625 ..........................  10              6,244,150.00  2.44      624,415.00            360         728       79.55
6.750 ..........................  6               3,337,408.00  1.31      556,234.67            360         752       77.86
6.875 ..........................  2                 932,000.00  0.36      466,000.00            360         766       77.81
7.000 ..........................  1                 668,000.00  0.26      668,000.00            360         759       80.00
7.250 ..........................  1                 528,000.00  0.21      528,000.00            360         720       80.00
7.375 ..........................  1                 760,000.00  0.30      760,000.00            360         680       80.00
7.500 ..........................  1                 469,600.00  0.18      469,600.00            360         766       80.00
7.875 ..........................  1                 524,552.00  0.21      524,552.00            360         672       80.00
                                  ---        -----------------  ------
      Total ....................  420        $  255,477,271.79  100.00%
                                  ===        =================  ======

----------
(1) As of the cut-off date, the weighted average current mortgage rate of the group 4 mortgage loans was approximately 6.003% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
RANGE OF CURRENT                                                MORTGAGE                      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        CURRENT   TO TERM     FICO    LOAN-TO-
MORTGAGE LOAN                      MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE  MATURITY    CREDIT     VALUE
PRINCIPAL BALANCES ($)              LOANS       OUTSTANDING      GROUP 4    OUTSTANDING($)    RATE(%)  (MONTHS)     SCORE   RATIO(%)
-----------------------------       -----       -----------      -------    --------------    -------  --------     -----   --------
   150,000.01 -   200,000.00 ...  1          $      174,319.99  0.07%     174,319.99          5.500       358        770     80.00
   250,000.01 -   300,000.00 ...  2                 569,500.00  0.22      284,750.00          6.055       357        754     87.20
   350,000.01 -   400,000.00 ...  16              6,200,973.80  2.43      387,560.86          5.641       359        740     74.63
   400,000.01 -   450,000.00 ...  80             34,405,303.29  13.47     430,066.29          5.998       360        732     72.06
   450,000.01 -   500,000.00 ...  67             32,012,436.06  12.53     477,797.55          6.114       360        745     74.06
   500,000.01 -   550,000.00 ...  43             22,747,935.55  8.90      529,021.76          6.079       360        745     76.33
   550,000.01 -   600,000.00 ...  53             30,624,792.93  11.99     577,826.28          6.034       360        737     74.71
   600,000.01 -   650,000.00 ...  48             30,161,240.40  11.81     628,359.18          6.043       360        738     73.91
   650,000.01 -   700,000.00 ...  16             10,780,539.71  4.22      673,783.73          5.916       360        738     76.17
   700,000.01 -   750,000.00 ...  14             10,108,585.00  3.96      722,041.79          5.954       360        745     76.68
   750,000.01 - 1,000,000.00 ...  72             64,193,934.12  25.13     891,582.42          5.971       360        749     72.53
 1,000,000.01 - 1,500,000.00 ...  3               3,399,000.00  1.33      1,133,000.00        5.911       360        740     71.22
 1,500,000.01 - 2,000,000.00 ...  4               7,180,000.00  2.81      1,795,000.00        6.000       360        758     69.66
2,000,000.01 and Above..........  1               2,918,710.94  1.14      2,918,710.94        5.625       359        794     44.32
                                  ---        -----------------  ------
      Total ....................  420        $  255,477,271.79  100.00%
                                  ===        =================  ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the group 4 mortgage loans was approximately $608,279.

                              FICO CREDIT SCORES(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        CURRENT   TO TERM     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE  MATURITY    CREDIT     VALUE
RANGE OF FICO CREDIT SCORES         LOANS       OUTSTANDING      GROUP 4    OUTSTANDING($)    RATE(%)  (MONTHS)     SCORE   RATIO(%)
-----------------------------       -----       -----------      -------    --------------    -------  --------     -----   --------
641-660 ........................  3          $    1,556,650.00  0.61%     518,883.33          6.000       360        660     77.16
661-680 ........................  19              9,833,153.83  3.85      517,534.41          6.298       360        672     73.11
681-700 ........................  31             17,737,617.46  6.94      572,181.21          5.963       360        693     74.44
701-720 ........................  81             47,300,029.65  18.51     583,950.98          6.018       360        711     74.67
721-740 ........................  75             44,205,825.35  17.30     589,411.00          5.930       360        731     73.18
741-760 ........................  68             43,223,375.35  16.92     635,637.87          6.041       360        751     72.42
761-780 ........................  82             53,104,786.21  20.79     647,619.34          5.982       360        771     74.29
781-800 ........................  50             32,626,813.94  12.77     652,536.28          6.015       360        790     71.27
801-820 ........................  11              5,889,020.00  2.31      535,365.45          5.918       360        808     72.51
                                  ---        -----------------  ------
      Total ....................  420        $  255,477,271.79  100.00%
                                  ===        =================  ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the group 4 mortgage loans was approximately 743.


                             DOCUMENTATION PROGRAMS

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        CURRENT   TO TERM     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE  MATURITY    CREDIT     VALUE
DOCUMENTATION PROGRAMS              LOANS       OUTSTANDING      GROUP 4    OUTSTANDING($)    RATE(%)  (MONTHS)     SCORE   RATIO(%)
-----------------------------       -----       -----------      -------    --------------    -------  --------     -----   --------
Full/Alternative ...............  133        $   86,009,688.31  33.67%    646,689.39          5.978       360        733     71.76
Preferred ......................  282           167,212,975.46  65.45     592,953.81          6.008       360        749     74.28
Reduced ........................  5               2,254,608.02  0.88      450,921.60          6.630       359        713     71.79
                                  ---        -----------------  ------
      Total ....................  420        $  255,477,271.79  100.00%
                                  ===        =================  ======

                      ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        CURRENT   TO TERM     FICO    LOAN-TO-
RANGE OF                           MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE  MATURITY    CREDIT     VALUE
ORIGINAL LOAN-TO-VALUE RATIOS(%)    LOANS       OUTSTANDING      GROUP 4    OUTSTANDING($)    RATE(%)  (MONTHS)     SCORE   RATIO(%)
-----------------------------       -----       -----------      -------    --------------    -------  --------     -----   --------
50.00 or Less ..................  18         $   13,698,461.92  5.36%     761,025.66           5.676      359        757     42.86
50.01 to 55.00 .................  10              5,985,500.00  2.34      598,550.00           5.841      360        744     53.14
55.01 to 60.00 .................  17             10,482,110.52  4.10      616,594.74           5.796      360        744     57.71
60.01 to 65.00 .................  18              9,918,200.00  3.88      551,011.11           6.024      360        733     62.68
65.01 to 70.00 .................  51             32,746,467.98  12.82     642,087.61           5.966      360        741     68.28
70.01 to 75.00 .................  32             21,630,906.48  8.47      675,965.83           5.925      360        743     72.79
75.01 to 80.00 .................  272           160,026,124.89  62.64     588,331.34           6.067      360        743     79.49
85.01 to 90.00 .................  1                 702,000.00  0.27      702,000.00           6.375      360        710     90.00
90.01 to 95.00 .................  1                 287,500.00  0.11      287,500.00           5.250      355        723     94.26
                                  ---        -----------------  ------
      Total ....................  420        $  255,477,271.79  100.00%
                                  ===        =================  ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 4 mortgage loans was approximately 73.41%.
(2) Does not take into account any secondary financing on the group 4 mortgage loans that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
GEOGRAPHIC AREA                     LOANS       OUTSTANDING     GROUP 4     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
--------------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
Arizona.........................      14      $  9,353,378.00      3.66%       668,098.43      6.227       360       733      73.96
California......................     301       180,544,225.75     70.67        599,814.70      5.973       360       742      72.99
Colorado........................       2         1,096,875.00      0.43        548,437.50      6.179       360       764      75.00
Connecticut.....................       3         2,470,000.00      0.97        823,333.33      6.051       360       756      70.60
Delaware........................       1           475,000.00      0.19        475,000.00      6.125       360       801      54.29
Florida.........................      19        11,821,354.00      4.63        622,176.53      5.996       360       742      72.42
Georgia.........................       5         2,437,420.00      0.95        487,484.00      5.927       359       718      76.91
Hawaii..........................       5         5,430,200.00      2.13      1,086,040.00      6.063       360       766      75.80
Illinois........................       3         2,244,995.00      0.88        748,331.67      5.897       360       708      60.77
Iowa............................       1           532,000.00      0.21        532,000.00      5.500       359       742      70.00
Maryland........................       8         4,756,946.00      1.86        594,618.25      6.195       360       754      76.33
Massachusetts...................       1           702,000.00      0.27        702,000.00      5.750       360       809      80.00
Michigan........................       2         1,005,000.00      0.39        502,500.00      6.121       359       750      79.77
Minnesota.......................       1           438,298.00      0.17        438,298.00      5.625       359       767      80.00
Nevada..........................       4         2,354,133.00      0.92        588,533.25      6.182       360       728      76.89
New Jersey......................      11         6,196,200.00      2.43        563,290.91      6.065       360       747      72.65
New Mexico......................       1           424,000.00      0.17        424,000.00      6.375       360       661      80.00
New York........................       5         2,671,400.00      1.05        534,280.00      6.167       360       741      77.45
North Carolina..................       3         1,522,250.00      0.60        507,416.67      6.394       359       746      76.67
Oregon..........................       1           440,000.00      0.17        440,000.00      6.000       360       789      80.00
South Carolina..................       3         1,710,813.08      0.67        570,271.03      5.829       360       751      80.00
Tennessee.......................       2         1,107,200.00      0.43        553,600.00      6.016       359       687      80.00
Texas...........................       3         2,300,000.00      0.90        766,666.67      6.072       360       769      75.28
Utah............................       2         1,799,200.00      0.70        899,600.00      6.194       359       747      73.22
Virginia........................       8         4,957,750.00      1.94        619,718.75      6.050       359       745      74.74
Washington......................      11         6,686,633.96      2.62        607,875.81      6.054       360       755      76.91
                                     ---      ---------------    ------
     Total......................     420      $255,477,271.79    100.00%
                                     ===      ===============    ======

----------
(1) No more than approximately 1.534% of the group 4 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                        LOANS       OUTSTANDING     GROUP 4     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
--------------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
Refinance (cash-out)............      99      $ 58,542,004.16    22.91%        591,333.38      6.003       360       732      67.47
Purchase........................     267       163,895,803.52    64.15         613,841.96      6.026       360       747      76.50
Refinance (rate/term)...........      54        33,039,464.11    12.93         611,841.93      5.888       360       744      68.57
                                     ---      ---------------   ------
     Total......................     420      $255,477,271.79   100.00%
                                     ===      ===============   =======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                       LOANS       OUTSTANDING     GROUP 4     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
--------------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
2 to 4 Family Residence.........       3      $  2,220,000.00     0.87%        740,000.00      6.211      359        751      80.00
High-rise Condominium...........       1           534,375.00     0.21         534,375.00      6.500      360        763      75.00
Low-rise Condominium............      52        27,939,262.47    10.94         537,293.51      6.043      360        751      79.05
Planned Unit Development........     121        79,778,486.99    31.23         659,326.34      6.015      360        743      73.23
Single Family Residence.........     243       145,005,147.33    56.76         596,729.00      5.984      360        742      72.31
                                     ---      ---------------   ------
     Total......................     420      $255,477,271.79   100.00%
                                     ===      ===============   ======

                               OCCUPANCY TYPES(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                      LOANS       OUTSTANDING     GROUP 4     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
--------------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
Primary Residence...............     382      $233,315,384.80    91.33%        610,773.26      5.994       360       742      73.31
Secondary Residence.............      38        22,161,886.99     8.67         583,207.55      6.096       360       753      74.46
                                     ---      ---------------   ------
     Total......................     420      $255,477,271.79   100.00%
                                     ===      ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                                  WEIGHTED
                                                                  % OF                       WEIGHTED  WEIGHTED   AVERAGE
                                                                MORTGAGE                      AVERAGE  AVERAGE    ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE        CURRENT    FICO     LOAN-TO-
REMAINING TERM                     MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)                LOANS       OUTSTANDING     GROUP 4    OUTSTANDING($)     RATE(%)   SCORE     RATIO(%)
--------------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------
360.............................     320      $197,888,425.40    77.46%        618,401.33      6.043       744      73.98
359.............................      86        50,349,145.32    19.71         585,455.18      5.884       742      72.06
358.............................      12         6,388,085.36     2.50         532,340.45      5.762       740      67.66
357.............................       1           564,115.71     0.22         564,115.71      5.625       698      47.20
355.............................       1           287,500.00     0.11         287,500.00      5.250       723      94.26
                                     ---      ---------------   ------
     Total......................     420      $255,477,271.79   100.00%
                                     ===      ===============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 4 mortgage loans was approximately 360 months.

                                  LOAN PROGRAMS

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PROGRAM                        LOANS       OUTSTANDING     GROUP 4     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
--------------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
One-Year LIBOR..................     417      $254,029,215.77    99.43%        609,182.77      6.002       360       743      73.44
Six-Month LIBOR.................       3         1,448,056.02     0.57         482,685.34      6.132       358       714      67.22
                                     ---      ---------------   ------
     Total......................     420      $255,477,271.79   100.00%
                                     ===      ===============   ======

                                GROSS MARGINS(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
GROSS MARGIN (%)                    LOANS       OUTSTANDING     GROUP 4     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
--------------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
2.250...........................     420      $255,477,271.79   100.00%        608,279.22      6.003       360       743      73.41
     Total......................     ---      ---------------   ------
                                     420      $255,477,271.79   100.00%
                                     ===      ===============   ======

----------
(1) As of the cut-off date, the weighted average gross margin of the group 4 mortgage loans was approximately 2.250%.

                            INITIAL ADJUSTMENT DATES

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
                                   MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL ADJUSTMENT DATE             LOANS       OUTSTANDING     GROUP 4     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
--------------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
July 1, 2015....................       1      $    287,500.00      0.11%       287,500.00      5.250       355       723      94.26
September 1, 2015...............       1           564,115.71     0.22         564,115.71      5.625       357       698      47.20
October 1, 2015.................      12         6,388,085.36     2.50         532,340.45      5.762       358       740      67.66
November 1, 2015................      86        50,349,145.32    19.71         585,455.18      5.884       359       742      72.06
December 1, 2015................     320       197,888,425.40    77.46         618,401.33      6.043       360       744      73.98
                                     ---      ---------------   ------
     Total......................     420      $255,477,271.79   100.00%
                                     ===      ===============   ======

                        MONTHS TO INITIAL ADJUSTMENT DATE

                                                                                                        WEIGHTED            WEIGHTED
                                                                  % OF                       WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE                     AVERAGE   REMAINING  AVERAGE   ORIGINAL
                                  NUMBER OF      AGGREGATE      LOANS IN       AVERAGE       CURRENT    TERM TO     FICO    LOAN-TO-
RANGE OF NUMBER OF MONTHS          MORTGAGE  PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
TO INITIAL ADJUSTMENT DATE          LOANS       OUTSTANDING     GROUP 4     OUTSTANDING($)   RATE(%)    (MONTHS)   SCORE    RATIO(%)
--------------------------------  ---------  -----------------  --------  -----------------  --------  ---------  --------  --------
115 - 120.......................     420      $255,477,271.79   100.00%        608,279.22      6.003       360       743      73.41
                                     ---      ---------------   ------
     Total......................     420      $255,477,271.79   100.00%
                                     ===      ===============   ======

                            MAXIMUM MORTGAGE RATES(1)

                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
MAXIMUM MORTGAGE RATE (%)                LOANS          OUTSTANDING       LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ------------  --------------------  ------------  --------------------
9.750............................       1           $       830,000.00      0.32%       830,000.00
9.875............................       1                   663,999.00      0.26        663,999.00
10.000...........................       2                 1,364,858.52      0.53        682,429.26
10.250...........................       7                 3,962,830.36      1.55        566,118.62
10.375...........................       5                 3,633,680.00      1.42        726,736.00
10.500...........................      15                 9,112,670.03      3.57        607,511.34
10.625...........................      35                21,111,539.39      8.26        603,186.84
10.750...........................      28                19,234,305.58      7.53        686,939.49
10.875...........................      75                44,283,124.42     17.33        590,441.66
11.000...........................      81                49,639,211.30     19.43        612,829.77
11.125...........................      64                38,255,753.00     14.97        597,746.14
11.250...........................      42                25,631,463.17     10.03        610,272.93
11.375...........................      27                15,950,973.00      6.24        590,776.78
11.500...........................      12                 7,375,098.00      2.89        614,591.50
11.625...........................      10                 6,324,265.71      2.48        632,426.57
11.750...........................       6                 3,337,408.00      1.31        556,234.67
11.875...........................       2                   932,000.00      0.36        466,000.00
12.000...........................       1                   668,000.00      0.26        668,000.00
12.250...........................       2                   927,940.31      0.36        463,970.16
12.375...........................       1                   760,000.00      0.30        760,000.00
12.500...........................       1                   469,600.00      0.18        469,600.00
12.625...........................       1                   484,000.00      0.19        484,000.00
12.875...........................       1                   524,552.00      0.21        524,552.00
                                      ------------  --------------------  ------------
     Total.......................     420           $    255,477,271.79   100.00%
                                      ============  ====================  ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                      AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE      MATURITY    FICO CREDIT       VALUE
MAXIMUM MORTGAGE RATE (%)             RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------
9.750............................      4.750          360           738          42.03
9.875............................      4.875          360           733          66.14
10.000...........................      5.000          359           772          62.89
10.250...........................      5.250          359           728          62.13
10.375...........................      5.375          359           737          70.67
10.500...........................      5.500          359           755          72.69
10.625...........................      5.625          359           744          69.38
10.750...........................      5.750          360           746          72.39
10.875...........................      5.875          360           737          71.22
11.000...........................      6.000          360           750          74.80
11.125...........................      6.125          360           742          75.38
11.250...........................      6.250          360           742          73.08
11.375...........................      6.375          360           743          77.38
11.500...........................      6.500          360           737          79.28
11.625...........................      6.536          360           728          76.63
11.750...........................      6.750          360           752          77.86
11.875...........................      6.875          360           766          77.81
12.000...........................      7.000          360           759          80.00
12.250...........................      6.819          360           737          80.00
12.375...........................      7.375          360           680          80.00
12.500...........................      7.500          360           766          80.00
12.625...........................      6.625          359           694          80.00
12.875...........................      7.875          360           672          80.00

     Total.......................

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 4 mortgage loans was approximately 11.009% per annum.

                           INITIAL PERIODIC RATE CAPS

                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
INITIAL PERIODIC RATE CAP(%)             LOANS          OUTSTANDING       LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ------------  --------------------  ------------  --------------------
0.000............................       1           $       524,552.00      0.21%       524,552.00
5.000............................     416               253,504,663.77     99.23        609,386.21
6.000............................       3                 1,448,056.02      0.57        482,685.34
                                      ------------  --------------------  ------------
     Total.......................     420           $    255,477,271.79   100.00%
                                      ============  ====================  ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
INITIAL PERIODIC RATE CAP(%)           RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------      --------     ---------    -----------     --------
0.000............................       7.875          360           672          80.00
5.000............................       5.999          360           743          73.43
6.000............................       6.132          358           714          67.22

     Total.......................

                          SUBSEQUENT PERIODIC RATE CAPS

                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
SUBSEQUENT PERIODIC                     MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
  RATE CAP(%)                            LOANS          OUTSTANDING       LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ------------  --------------------  ------------  ---------------------
2.000............................     420           $    255,477,271.79   100.00%       608,279.22
                                      ------------  --------------------  ------------
     Total.......................     420           $    255,477,271.79   100.00%
                                      ============  ====================  ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                      AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
SUBSEQUENT PERIODIC                   MORTGAGE      MATURITY    FICO CREDIT       VALUE
  RATE CAP(%)                         RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------     ----------   -----------     --------
2.000............................      6.003          360           743          73.41

     Total.......................

                            MINIMUM MORTGAGE RATES(1)



                                                                              % OF
                                       NUMBER OF         AGGREGATE          MORTGAGE           AVERAGE
                                        MORTGAGE     PRINCIPAL BALANCE      LOANS IN      PRINCIPAL BALANCE
MINIMUM MORTGAGE RATE(%)                 LOANS          OUTSTANDING       LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ------------  -------------------   ------------  ---------------------
2.250............................     419           $    255,010,021.79    99.82%       608,615.80
6.125............................       1                    467,250.00     0.18        467,250.00
                                      ------------  --------------------  ------------
     Total.......................     420           $    255,477,271.79   100.00%
                                      ============  ====================  ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                      AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE      MATURITY    FICO CREDIT       VALUE
MINIMUM MORTGAGE RATE(%)             RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------     ----------   -----------     --------
2.250............................      6.003          360           743          73.41
6.125............................      6.125          360           734          70.00

     Total.......................

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 4 mortgage loans was approximately 2.257% per annum.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2005-31 will consist of (a) the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4 and Class A-R Certificates (all of which are together referred to as "SENIOR CERTIFICATES"), (b) the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (all of which are together referred to as "SUBORDINATED CERTIFICATES"), and (c) the Class P-1, Class P-2, Class P-3 and Class P-4 Certificates (all of which are together referred to as "CLASS P CERTIFICATES" ). The Class P-1, Class P-2, Class P-3, Class P-4, Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus and are sometimes referred to in this free writing prospectus as the "PRIVATE CERTIFICATES." Their initial Class Certificate Balances are expected to be approximately $100, $100, $100, $100, $2,824,000, $2,510,000, and $1,571,365,
respectively. The pass-through rate for each of the Class B-3, Class B-4 and Class B-5 Certificates will be calculated as described in this free writing prospectus under " -- Interest" below. The Class P Certificates will not bear interest. Each class of Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans in the corresponding loan group, and such amounts will not be available for distribution to the other certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates as described this free writing prospectus. The initial Class Certificate Balances may vary in the aggregate by plus or minus 5%. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

      The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of

      - all amounts previously distributed to holders of certificates of the class as payments of principal, and

      -     the amount of Realized Losses allocated to the class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Application of Liquidation Proceeds" in the prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $599,352,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.50% in the trust fund. The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 2.00%, 0.90%, 0.50%, 0.45%, 0.40% and 0.25%, respectively, in the trust fund.

      The Class A-R Certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

SENIOR CERTIFICATE GROUPS

      The Class 1-A-1 and Class 1-A-2 Certificates relate to loan group 1, the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates relate to loan group 2, the Class 3-A-1 and Class 3-A-2 Certificates relate to loan group 3 and the Class 4-A-1, Class 4-A-2, Class 4-A-3, 4-A-4 and A-R Certificates relate to loan group 4. The classes of senior certificates related to a particular loan group are referred to as a "SENIOR CERTIFICATE GROUP."

SUBORDINATED PORTIONS

      A portion of each loan group is related to the subordinated certificates. That portion (the "SUBORDINATED PORTION") for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period) minus the aggregate Class Certificate Balance of the related senior certificate group immediately prior to such Distribution Date.

BOOK-ENTRY CERTIFICATES

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Each class of book-entry certificates will be issued as one or more certificates which equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and will deposit the Available Funds in an account established and maintained with the Trustee on behalf of the certificateholders (the "DISTRIBUTION ACCOUNT").

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month of the Distribution Date (the "RECORD DATE").

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

      - to interest on each class of senior certificates in the related senior certificate group, pro rata, based on their respective interest distribution amounts;

      - to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

      - to interest on and principal of the classes of the senior certificates not relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Transfer Payments;"

      - from remaining available funds from all of the loan groups to interest on and principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus; and

      - from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

      "AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of

      - all scheduled installments of interest (net of the related expense fees including any lender paid mortgage insurance premiums) and principal due on the Mortgage Loans in that loan group on the related Due Date and received before the related Determination Date, together with any advances with respect to them;

      - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
            (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

      - all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts, and the Compensating Interest; and

      - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

      minus

      - amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

      plus

      - Transfer Payments Received, plus interest thereon, for such loan group and Distribution Date;

      minus

      - Transfer Payments Made, plus interest thereon, from such loan group and Distribution Date.

INTEREST

      The classes of offered certificates will have the respective pass-through rates described below (each, a "PASS-THROUGH RATE").

      The pass-through rate for each class of senior certificates in a senior certificate group for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group. The pass-through rates for each class of senior certificates in loan group 1, loan group 2, loan group 3 and loan group 4 for the interest accrual period for the first Distribution Date is expected to be approximately 5.522%, 5.567%, 5.617% and 5.744% per annum, respectively.

      The pass-through rate for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to (1) the sum of the following for each loan group: the product of
(x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans and (y) the related Subordinated Portion immediately prior to that Distribution Date, divided by (2) the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.647% per annum.

      With respect to any Distribution Date, the "ADJUSTED NET MORTGAGE RATE" for each Mortgage Loan and any Distribution Date is the Mortgage Rate thereof as of the Due Date occurring in the month preceding the month of the Distribution Date less the related Expense Fee Rate. The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for any loan group and Distribution Date means the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

      With respect to each Distribution Date, the interest accrual period for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION AMOUNT" for any class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Certificate Balance immediately prior to that Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "NET INTEREST SHORTFALL" is equal to

      - any net prepayment interest shortfalls for that loan group and Distribution Date and

      - the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or Debt Service Reduction.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, deemed to be entitled to receive as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for such loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for such other loan groups. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the applicable Prepayment Period occurring in the prior month is less than one month's interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on the Stated Principal Balance of the Mortgage Loan.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each such class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the related Subordinated Portion relating to the applicable loan group for that Distribution Date; provided, however, on any Distribution Date after the third Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class would otherwise be entitled to receive on that Distribution Date.

      A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

      A "DEBT SERVICE REDUCTION" is a reduction in the amount of the monthly payment on a Mortgage Loan due to the modification of the terms of a Mortgage Loan pursuant to a bankruptcy proceeding.

      If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under " -- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

      Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed first as principal with respect to the related senior certificates in an amount up to the related Senior Principal Distribution Amount for such loan group and second as principal of the subordinated certificates as a portion of the Subordinated Principal Distribution Amount.

      The "PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

      (a) all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

      (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

      (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

      (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

      (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

      (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

      (g) any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date,

      plus

      -     any Transfer Payments Received for such loan group and Distribution
            Date,

      minus

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

      -     any Transfer Payments Made for such loan group and Distribution
            Date.

TRANSFER PAYMENTS

      Transfer Payments due to disproportionate principal payments. On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group has been reduced to zero, all principal on the Mortgage Loans in that loan group will be paid pro rata, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage (as defined in this free writing prospectus) for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

      Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) (the "UNDERCOLLATERALIZED GROUP"), then the following will occur:

      - the Available Funds in each other loan group that is not an Undercollateralized Group (each, an "OVERCOLLATERALIZED GROUP") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

      - the portion of the Available Funds in respect of principal on the Mortgage Loans in each Overcollateralized Group, after distributions of principal to the senior certificates of each Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of each Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

      Consequently, the subordinated certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one loan group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date). If more than one loan group on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the Class Certificate Balances of the related senior certificates.

      On each Distribution Date, the "TRANSFER PAYMENT" for the Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date related to such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date). The Transfer Payment received by the Undercollateralized Group is referred to as a "TRANSFER PAYMENT RECEIVED." The Transfer Payment made by the Overcollateralized Group is referred to as a "TRANSFER PAYMENT MADE."

      All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

            - with respect to loan group 1, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            -     with respect to loan group 2, concurrently,

                        1. 95.2877462908% sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                        2. 4.7122537092% to the Class 2-A-4 Certificates, until its Class Certificate Balance is reduced to zero;

            - with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

            - with respect to loan group 4, in the following order of priority:

                        1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

                        2. concurrently,

                        a. 95.2877285023% sequentially, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                        b. 4.7122714977% to the Class 4-A-4 Certificates, until its Class Certificate Balance is reduced to zero.

      "PREPAYMENT PERIOD" means with respect to any Distribution Date and Due Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2005) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

      "DUE DATE" means, with respect to a Mortgage Loan, the date on which scheduled payments are due on the Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the month in which that Distribution Date occurs.

      The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group will equal the sum of

            - the related Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

            - for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            - the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

            - the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

      - the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that loan group and that Distribution Date, and

      -     any Transfer Payments Received for that loan group and Distribution
            Date;

provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

      "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) any previous partial prepayments and liquidation proceeds and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, in each case with respect to that Mortgage Loan. The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans. The "LOAN GROUP PRINCIPAL BALANCE" with respect to any loan group equals the aggregate of the Stated Principal Balances of the Mortgage Loans in that loan group.

      The "SENIOR PERCENTAGE" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related loan group as of the Due Date in the prior month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date); provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such remaining senior certificate group immediately prior to such Distribution Date, and the denominator of which is the aggregate of the Class Certificate Balances of all remaining classes of certificates immediately prior to such Distribution Date.

      For any Distribution Date on and prior to the third Senior Termination Date, the "SUBORDINATED PERCENTAGE" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "SENIOR PREPAYMENT PERCENTAGE" of any senior certificate group and Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

      The "SUBORDINATED PREPAYMENT PERCENTAGE" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

      - the aggregate Stated Principal Balance of the Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group as of the cut-off date, or (ii) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

      - cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

            - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (ii) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

            - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

            - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

            - commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

            - commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in December 2008, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the original subordinate principal balance, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the related Subordinated Percentage and (y) after the Distribution Date in December 2008, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the original subordinate principal balance (the "TWO TIMES TEST"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

      The "SENIOR TERMINATION DATE" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

      The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

      If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

      Subordinated Principal Distribution Amount for the Subordinated Certificates. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have higher numerical class designations than such class (the "APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for the class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date, for each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before such Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                   Beneficial Interest      Initial Credit           Original Applicable
                                     in Trust Fund        Enhancement Level        Credit Support Percentage
                                     -------------        -----------------        -------------------------
Senior Certificates.....                95.50%                  4.50%                        N/A
Class M.....                             2.00%                  2.50%                       4.50%
Class B-1...                             0.90%                  1.60%                       2.50%
Class B-2...                             0.50%                  1.10%                       1.60%
Class B-3...                             0.45%                  0.65%                       1.10%
Class B-4...                             0.40%                  0.25%                       0.65%
Class B-5...                             0.25%                  0.00%                       0.25%

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For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

      The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any loan group and Distribution Date will equal the sum of

      - the Subordinated Percentage for that loan group of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

      - for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date occurring in the prior month, and

      - the related Subordinated Prepayment Percentage for that loan group of the amounts described in clauses 6. and 7. of the definition of Principal Amount for that loan group and that Distribution Date minus

      -     any Transfer Payments Made for that loan group.

      On any Distribution Date after the third Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

      The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

      On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero and second to the senior certificates of the related senior certificate group, pro rata, based upon their respective Class Certificate Balances, except that (w) any Realized Losses on the group 1 mortgage loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero, (x) any Realized Losses on the group 2 mortgage loans that would otherwise be allocated to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates will instead be allocated to the Class 2-A-4 Certificates, until its Class Certificate Balance is reduced to zero, (y) any Realized Losses on the group 3 mortgage loans that would otherwise be allocated to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates, until its Class Certificate Balance is reduced to zero, and
(z) any Realized Losses on the group 4 mortgage loans that would otherwise be allocated to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates will instead be allocated to the

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Class 4-A-4 Certificates, until its Class Certificate Balance is reduced to zero. For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the Mortgage Loan

      A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.


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